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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Information Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Information Services Group, Inc.
2187 Atlantic Street
Stamford, Connecticut 06902
(203) 517-3100

March 20, 2020

TO THE STOCKHOLDERS OF
Information Services Group, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Information Services Group, Inc. (the "Company") on April 30, 2020, at 10:00 a.m. Eastern Time, which will be held at the offices of the Company, 2187 Atlantic Street, Stamford, Connecticut (the "Annual Meeting").

        Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2019. We believe this process allows us to provide our stockholders with the information they need in a timely manner while reducing the environmental impact and lowering costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2019 and a form of proxy card. Beginning on or about March 20, 2020, this Notice and this Proxy Statement are being distributed and made available to our stockholders.

        We hope that you will attend the Annual Meeting. Your vote is important to us and to our business. We encourage you to vote by telephone, over the internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Annual Meeting, whether or not you plan to attend. If you attend the Annual Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

Sincerely yours,
Michael P. Connors Chairman and Chief Executive Officer

Information Services Group, Inc.
2187 Atlantic Street
Stamford, Connecticut 06902
(203) 517-3100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 30, 2020

TO THE STOCKHOLDERS OF
Information Services Group, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of Information Services Group, Inc. (the "Company") will be held at the Company's offices, 2187 Atlantic Street, Stamford, Connecticut on April 30, 2020, at 10:00 a.m. Eastern Time, for the following purposes:

          1.     To elect two directors to serve for a three-year term and until their successors have been elected and qualified.

          2.     To ratify the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.

          3.     To approve, in a non-binding advisory vote, the compensation paid to our named executive officers as described herein.

          4.     To approve an amendment to the Company's Amended and Restated 2007 Equity and Incentive Award Plan (the "Plan") primarily to increase the number of shares of common stock available for issuance under the Plan by 5,500,000.

          5.     To approve an amendment to the Company's Employee Stock Purchase Plan primarily to increase the number of shares of common stock available for issuance under that plan by 1,200,000 shares.

          6.     To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on March 4, 2020 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,
Michael P. Connors Chairman and Chief Executive Officer

Stamford, Connecticut
March 20, 2020

IMPORTANT: Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. Most stockholders are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you submit a proxy, but do not provide specific instructions on how to vote, the proxies will vote your shares as recommended by the Board of Directors. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions described in the accompanying proxy statement. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. If you have any questions regarding how to vote, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. (Banks and brokers may call collect at (212) 750-5833.)

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on April 30, 2020

        The Notice of Annual Meeting of Stockholders, Proxy Statement and 2019 Annual Report to Stockholders are available free of charge at https://materials.proxyvote.com/45675Y.

        Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to: Chief Financial Officer, Information Services Group, Inc., 2187 Atlantic Street, Stamford, Connecticut 06902.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

General

        The accompanying proxy is solicited by the Board of Directors of Information Services Group, Inc., a Delaware corporation ("ISG," the "Company," "we," "us," and "our"), for use at its Annual Meeting of Stockholders to be held on April 30, 2020 (the "Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being distributed and made available to our stockholders on or about March 20, 2020.

Notice of Internet Availability of Proxy Materials

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we sent a Notice of Internet Availability of Proxy Materials on or about March 20, 2020 to our stockholders of record as of the close of business on March 4, 2020. We also provided access to our proxy materials via the internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in this proxy statement or in the Notice of Internet Availability of Proxy Materials.

Record Date, Outstanding Voting Securities

        Only stockholders of record as of the close of business on March 4, 2020 will be entitled to vote at the meeting and any postponement or adjournment thereof. As of March 4, 2020, we had 47,012,715 shares of common stock outstanding and expected to be entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of March 4, 2020 is entitled to one vote for each share of common stock held by such stockholder.

Quorum, Adjournment

        Our Bylaws require that a quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the shares entitled to vote are present in person or by proxy. Shares will be counted towards the quorum only if the stockholder submits a valid proxy (or one is submitted on such stockholder's behalf by such stockholder's broker, bank or other nominee) or if the stockholder votes in person at the Annual Meeting. Abstentions, "withhold" votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting or the presiding officer at the Annual Meeting may adjourn the Annual Meeting until a quorum is present.

Required Vote

        In accordance with our amended and restated certificate of incorporation and bylaws:

  •
  For Proposal No. 1, the nominees receiving a plurality of votes cast will be elected. Proxies cannot be voted for more than two nominees; and

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  Proposals Nos. 2, 3, 4 and 5 require the affirmative vote of a majority of the votes cast by holders of shares of ISG common stock represented in person or by proxy at the Annual Meeting.

        For the election of directors, abstentions, "withhold votes" and broker non-votes will have no effect on the outcome of the vote because they are not considered "votes cast" for voting purposes. For Proposal No. 2, abstentions will have no effect on the outcome of this proposal because they are not considered "votes cast" for voting purposes. Under the rules of the New York Stock Exchange, member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain "routine" items in the event that they have not received instructions from beneficial owners. Proposal No. 2 is considered a "routine" item, and accordingly, brokers and other nominees will have discretionary authority to vote on Proposal No. 2, such that we expect there to be no broker non-votes on that Proposal. For Proposals Nos. 3, 4 and 5, abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not considered "votes cast" for voting purposes.

Board Recommendations

        The Board of Directors of the Company recommends a vote:

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  "FOR" each of the nominees named in Proposal No. 1;

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  "FOR" the engagement of PricewaterhouseCoopers LLP as the Company's independent public accounting firm for the fiscal year ending December 31, 2020;

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  "FOR" approval of the compensation paid to our Named Executive Officers;

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  "FOR" approval of an amendment to the Company's Amended and Restated 2007 Equity and Incentive Award Plan (the "Plan") primarily to increase the number of shares of common stock available for issuance under the Plan; and

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  "FOR" approval of an amendment to the Company's Employee Stock Purchase Plan primarily to increase the number of shares of common stock available for issuance under that plan.

Solicitation

        The proxy accompanying this proxy statement is solicited on behalf of our Board of Directors for use at the Annual Meeting and any postponements or adjournments of the Annual Meeting, and the expenses of solicitation of proxies will be borne by the Company. The solicitation will be made primarily by mail or via the internet, but our officers and regular employees may also solicit proxies by telephone, facsimile or in person. We also have retained Innisfree M&A Incorporated ("Innisfree") to assist in soliciting proxies. ISG expects to pay Innisfree approximately $10,000 plus expenses in connection with its solicitation of proxies.

How to Vote

        If on March 4, 2020 your shares are registered directly in your name with the Company's registrar and transfer agent, Continental Stock Transfer & Trust ("Continental"), you are considered a stockholder of record with respect to those shares, and the Notice was sent to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

        If on March 4, 2020 your shares are held in a brokerage account with a bank, broker-dealer, trust or similar organization, you are considered the "beneficial owner" of those shares held in "street name" and the Notice was forwarded to you by that organization. The organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote your shares at the Annual Meeting. As the beneficial owner, you have the right to direct your broker or other intermediary how to vote your shares, and you are also invited to attend the Annual Meeting.

        Your vote is very important to us and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card, voting instruction form (from your broker or other intermediary) or the instructions that you received through electronic mail. There are three convenient ways of submitting your vote:

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  By Telephone or Internet—All stockholders of record can vote by touchtone telephone from the U.S. using the toll-free telephone number on the proxy card, or over the internet using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials. The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

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  In Person—All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if their broker or other intermediary has furnished a legal proxy. If you are a beneficial owner and would like to vote your shares by proxy, you will need to ask your broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without a legal proxy.

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  By Written Proxy—All stockholders of record can vote by written proxy card, if they have requested to receive a paper copy of our proxy materials. If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker or other intermediary.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted "For" the election of the nominees named in this Proxy Statement and "For" proposals two and three. A stockholder whose shares are registered in such stockholder's own name has the power to revoke his or her proxy at any time before it is exercised by (i) delivering to the Chief Financial Officer of the Company a written instrument revoking the proxy, (ii) voting again over the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted) or, if you requested and received written proxy materials, by signing and returning a new proxy card with a later date or a duly executed proxy with a later date or (iii) by attending the meeting and voting in person. If you hold shares in street name, through a bank, broker or other nominee, please contact the bank, broker or other nominee to revoke your proxy.

        If you have any questions regarding how to vote, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. (Banks and brokers may call collect at (212) 750-5833.)

Householding

        If you are a beneficial owner, your bank or broker may deliver a single proxy statement, along with individual proxy cards, or individual Notices to any household at which two or more stockholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding mailings by contacting Chief Financial Officer, Information Services Group, Inc., 2187 Atlantic Street, Stamford, Connecticut 06902. Alternatively, if you wish to receive a separate set of proxy materials for this year's Annual Meeting, we will deliver them promptly upon request to Chief Financial Officer, Information Services Group, Inc., 2187 Atlantic Street, Stamford, Connecticut 06902.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our amended and restated certificate of incorporation provides that the Board of Directors of the Company is divided into three classes with one class of directors being elected each year and each class serving a three-year term. Neil G. Budnick and Gerald S. Hobbs constitute a class with a term that expires at this annual meeting (the "Class I Directors"); Bruce N. Pfau, Kalpana Raina and Donald C. Waite III constitute a class with a term that expires at the Annual Meeting in 2021 (the "Class II Directors"); and Michael P. Connors and Christine Putur constitute a class with a term that expires at the Annual Meeting in 2022 (the "Class III Directors").

        The Board of Directors has considered and nominated the following nominees to be Class I Directors for a three-year term expiring in 2023: Neil G. Budnick and Gerald S. Hobbs. Action will be taken at the Annual Meeting for the election of these Class I Directors. Set forth below is information regarding the nominees to the Board of Directors for election as directors.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Neil G. Budnick and Gerald S. Hobbs unless otherwise directed by the person furnishing a valid proxy. The nominees have agreed to be named in this Proxy Statement and to serve if elected. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee(s) as we may designate.

        If a quorum is present and voting, the nominees receiving a plurality of votes cast will be elected. Proxies cannot be voted for more than two nominees. Abstentions, "withhold votes" and broker non-votes will have no effect on the outcome of the vote because they are not considered "votes cast" for voting purposes.

        The nominees to the Board of Directors to serve until the third succeeding annual meeting of stockholders after their election and until their successors have been elected and qualified are:

Name	Age	Director Since
Neil G. Budnick	66	2011
Gerald S. Hobbs	78	2008

        The principal occupations and qualifications of the nominees for director are as follows. There are no family relationships among any of our directors or executive officers.

        Neil G. Budnick has served as our Director since June 2011. Mr. Budnick is currently the Managing Director at Channel Rock Partners, a management consulting firm that provides business strategy and opportunity analysis, operations improvement and risk management for corporations. Until April 2007, Mr. Budnick was President of MBIA Insurance Corporation, a major financial services company. During his 23 years at MBIA, Mr. Budnick held increasingly important positions including: Vice Chairman; Chief Financial Officer; President, Public and Corporate Finance Division; and Senior Vice President, Head of Municipal and Structure Finance. Earlier in his career, Mr. Budnick was also Vice President of the Public Finance Department of Standard & Poor's Corporation. He was a Board Member and Chair of the Audit Committee of RHR International, a management firm that specializes in executive development until December 2018. Following an appointment by the Governor of Connecticut in 2012, he served from 2012-2013 as Chairman of the Investment Advisory Council (IAC), the state body responsible for working with the State Treasurer in overseeing the investments of the Connecticut Retirement Plans and Trust Funds. Mr. Budnick holds a B.A. in Political Science from Boston College and an M.P.A. in Public Administration from the University of Colorado.

        Gerald S. Hobbs has served as our Director since January 2008. Mr. Hobbs is an operating partner at BV Investments, LLC. Previously, Mr. Hobbs was the Chairman and CEO of VNU, Inc., now The

Nielsen Company, and Vice-Chairman of the Executive Board of VNU N.V. until his retirement in April 2003. Mr. Hobbs has served as Chairman, and Director of the American Business Media, BPA International and the Advertising Council, Inc. He retired from The Nielsen Company and BNA, Inc. boards of directors. He was a member of the Audit Committee at both companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE

CORPORATE GOVERNANCE

Responsibilities of the Board of Directors

        Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Leadership Structure

        The Board of Directors determined that combining the CEO and Chairman positions, coupled with a Lead Independent Director position, strengthens the Company's governance structure and is the appropriate leadership model for the Company at this time. The Board of Directors believes that "one-size" does not fit all, and the decision of whether to combine or separate the positions of CEO and Chairman will vary from company to company, depend upon a company's particular circumstances at a given point in time and may change from time to time. Accordingly, the Board of Directors carefully considers from time to time whether the CEO and Chairman positions should be combined based on what the Board believes is best for the Company and its stockholders.

        Board structures vary greatly among U.S. public corporations. The Board of Directors does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the CEO and Chairman positions so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        Since March 2014, Mr. Gerald S. Hobbs has served as the Lead Independent Director. In addition to presiding at executive sessions of the independent directors, the responsibilities of the Lead Independent Director also include:

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  leading the Board's processes for selecting and evaluating the Chief Executive Officer and Chairman;

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  presiding at all meetings of the Board at which the Chairman is not present;

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  calling additional meetings of the independent directors as appropriate;

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  assisting in scheduling Board meetings;

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  presiding at all executive sessions of the independent directors of the Board;

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  providing the Board of Directors with input as to the preparation of Board meeting agendas;

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  specifically requesting the inclusion of certain materials for Board meetings;

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  recommending, as appropriate, that the Board of Directors retain consultants who will report directly to the Board of Directors; and

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  acting as a liaison between the independent directors and the Chairman on sensitive issues.

        The Board of Directors believes that the responsibilities delegated to the Lead Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Lead Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership.

        The Board of Directors believes that this structure is in the best interests of the Company at this time as it will allow for a balance of power between the CEO and the independent directors and will provide an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas and are able to provide objective and thoughtful oversight of management.

Board Composition

        The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In that regard, the Nominating and Corporate Governance Committee is responsible for recommending candidates for all directorships to be filled by the Board or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account (1) minimum individual qualifications, such as strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board of Directors and (2) all other factors it considers appropriate. In addition, although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating and Corporate Governance Committee carefully considers are the benefits to the Company of diversity, including gender and racial diversity, in board composition.

        After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate's election.

        When considering whether the Board's directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the Board focused primarily on the information discussed in each of the Board members' or nominees' biographical information set forth on pages 36-37. In particular, with regards to Mr. Connors, the Board considered his extensive knowledge of the Company's business and his position as Chief Executive Officer of the Company with the responsibility for the day-to-day oversight of the Company's business operations. With regards to Messrs. Budnick, Hobbs, Pfau and Waite and Mses. Putur and Raina, the Board considered their significant experience, expertise and background with regard to business, accounting and financial matters. With regards to Mr. Budnick, the Board of Directors considered his extensive experience as Managing Director at Channel Rock Partners, a management consulting firm, and as Vice Chairman and Chief Financial Officer of MBIA Insurance Corporation, a major financial services Company. With regards to Mr. Hobbs, the Board of Directors considered his extensive experience as the Chairman and CEO of various information and media companies, including VNU, Inc. With regards to Mr. Pfau, the Board considered his experience as a long-term senior executive with KPMG. With regards to Ms. Putur, the Board of Directors considered her extensive experience in information technology obtained at global corporations in the high tech, retail and fashion sectors, including in her current role as Chief Information Officer of Recreational Equipment, Inc. (REI). With regards to Ms. Raina, the Board of Directors considered her experience as a senior executive with The Bank of New York and her prior service on the Audit Committee of John Wiley & Son. With regards to Mr. Waite, the Board considered his extensive experience in management consulting as a Managing Director with McKinsey & Company and his service as one of three members of McKinsey's Office of the Managing Director. In addition, in connection with the nomination of Mr. Budnick and Mr. Hobbs for election as directors at this Annual Meeting, the Board considered their valuable contributions to the Company's success during their years of Board service.

Director Independence

        Our Board of Directors currently has seven directors. The Board of Directors has affirmatively determined that all of the directors, other than Mr. Connors, including those who serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are "independent" for purposes of The Nasdaq Stock Market LLC ("Nasdaq") listing standards and federal securities laws. In the course of the Board of Directors' determination regarding the independence of each non-management director, it considered any transactions, relationships and arrangements as required by the applicable Nasdaq rules and the rules and regulations of the Securities and Exchange Commission (the "SEC").

Executive Sessions

        Our independent directors hold regularly scheduled meetings at which only independent directors are present.

Meeting Attendance

        Directors are expected to attend Board meetings and meetings of the committees on which they serve and to spend the time needed, and meet as frequently as necessary, in order to properly discharge their responsibilities. The Board of Directors held five meetings during 2019. Each of the standing committees of the Board of Directors held the number of meetings indicated in the table below. Each of our directors serving during 2019 attended 100% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors on which such director served during that period.

        This Annual Meeting will be our twelfth annual stockholder meeting. ISG's policy is to invite each director to attend the Company's annual meeting of stockholders but does not require attendance by all directors. ISG periodically monitors and reassesses this policy to ensure the Board remains open and available for stockholder communications.

Committees of the Board of Directors

        The Audit, Compensation, and Nominating and Corporate Governance Committees each operate under a written charter adopted by the Board of Directors, and each committee of the Board of Directors reviews and assesses the adequacy of its charter on at least an annual basis. Copies of these charters are available on our website (www.isg-one.com).

        The following table sets forth the three standing committees of the Board of Directors, the members of each committee during the last fiscal year and the number of meetings held by each committee during the last fiscal year:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Michael P. Connors	—	—	—
Neil G. Budnick	Chairman	Member	Member
Gerald S. Hobbs	Member	Chairman	Member
Bruce N. Pfau	Member	Member	Member
Christine Putur	Member	Member	Member
Kalpana Raina	Member	Member	Member
Donald C. Waite III	Member	Member	Chairman
	4 Meetings	3 Meetings	1 Meeting

Audit Committee

        Our Audit Committee currently consists of Mr. Budnick, as Chairman, Mr. Hobbs, Mr. Pfau, Ms. Putur, Ms. Raina and Mr. Waite. The Audit Committee is responsible for, among other things:

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  selecting, appointing, compensating, retaining and terminating our independent registered public accounting firm;

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  overseeing the auditing work of any independent registered public accounting firm employed by us, including the resolution of any disagreement between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

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  pre-approving audit, audit related, tax and other services to be performed by the independent registered public accounting firm and related fees;

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  meeting with our independent registered public accounting firm to review the proposed scope of the annual audit of our financial statements and to discuss such other matters that it deems appropriate;

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  reviewing the findings of the independent registered public accounting firm with respect to the annual audit;

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  meeting to review and discuss with management and the independent registered public accounting firm our periodic financial reports prior to our filing them with the SEC and reporting annually to the Board of Directors with respect to such matters;

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  reviewing with our financial and accounting management, the independent registered public accounting firm and internal auditor the adequacy and effectiveness of our internal control over financial reporting, financial reporting process and disclosure controls and procedures; and

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  reviewing the internal audit function.

        In accordance with applicable federal securities laws and the rules of Nasdaq, we have adopted an Audit Committee charter that incorporates these duties and responsibilities.

        The Audit Committee is, and will at all times be, composed exclusively of "independent directors," as determined in accordance with Nasdaq's independence standards, who are able to read and understand fundamental financial statements. In addition, pursuant to the rules of Nasdaq, ISG must have at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication. The Board of Directors has determined that each of the Audit Committee members satisfies Nasdaq's definition of financial sophistication and that Mr. Budnick, Mr. Pfau, Mr. Hobbs, Ms. Raina and Mr. Waite each qualify as an "audit committee financial expert," as defined under the rules and regulations of the SEC.

        Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

        The Compensation Committee currently consists of Mr. Hobbs, as Chairman, Mr. Budnick, Mr. Pfau, Ms. Putur, Ms. Raina and Mr. Waite. The Compensation Committee is responsible for overseeing the compensation and employee benefit plans and practices of the Company, including administering the Amended and Restated 2007 Equity and Incentive Award Plan and the Amended

and Restated 2007 Employee Stock Purchase Plan. The Compensation Committee is also responsible for, among other things:

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  reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

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  reviewing with the Chief Executive Officer the performance and compensation of all other executive officers;

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  discussing the results of the stockholder advisory vote on the compensation paid to our named executive officers;

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  retaining or terminating, as needed, and approving the fees and any other retention terms for, compensation and benefits consultants and other outside consultants or advisors to provide independent advice to the Compensation Committee;

  •
  evaluating on at least an annual basis whether any work provided by a consultant retained by the Compensation Committee raises any conflict of interest; and

  •
  reviewing and establishing policies concerning any management perquisite and similar benefits.

        For more information on the Compensation Committee's role in determining executive compensation, see "Executive Compensation" beginning on page 38.

        In accordance with applicable federal securities laws and the rules of Nasdaq, ISG has adopted a Compensation Committee charter that delineates these duties and responsibilities.

        The Board of Directors has determined that all of the members of the Compensation Committee meet the independence requirements mandated by Nasdaq, the rules of the SEC and the Internal Revenue Service, in each case as they are applicable to serving on the Compensation Committee.

        The Compensation Committee has retained Pay Governance to advise it in connection with fulfilling its responsibilities with respect to the Company's executive and Board of Directors compensation programs. For a discussion of the nature and scope of Pay Governance's assignment, and the material elements of the instructions or directions given to Pay Governance with respect to the performance of their duties under the engagement, please see "Use of Third Party Advisors" beginning on page 38. Pay Governance maintains no other direct or indirect business relationships with the Company.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of Mr. Waite, as Chairman, Mr. Budnick, Mr. Hobbs, Mr. Pfau, Ms. Putur and Ms. Raina. The Nominating and Corporate Governance Committee is responsible for, among other things:

  •
  developing, recommending and monitoring corporate governance guidelines for ISG and the Board of Directors;

  •
  identifying and reviewing the qualifications of candidates for Board membership;

  •
  recommending to the Board of Directors candidates to fill vacancies on the Board which occur between annual meetings of stockholders or for election at annual meetings;

  •
  recommending to the Board of Directors criteria regarding the composition of the Board, the total size of the Board and the proportion of employee and non-employee directors;

  •
  recommending to the Board of Directors committee memberships and chairpersons; and

  •
  consulting with the Board of Directors annually regarding the independence of each member of the Board.

        In accordance with applicable federal securities laws and the rules of Nasdaq, ISG has adopted a Nominating and Corporate Governance Committee charter that delineates these duties and responsibilities.

        The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee meet the independence requirements mandated by Nasdaq, the rules of the SEC, in each case as they are applicable to serving on the Nominating and Corporate Governance Committee, and our standards of independence.

        The Nominating and Corporate Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account, without limitation, factors such as judgment, skill, diversity, character, integrity, collegiality, willingness to act upon and be accountable for majority Board decisions, experience (particularly with businesses and other organizations of comparable size and within similar or related industries) and how that experience interplays with that of the other Board members, independence from management, and the ability of the candidate to attend Board and Committee meetings regularly and to devote an appropriate amount of time and effort in preparation for those meetings. In assessing stockholder recommendations, the Nominating and Corporate Governance Committee will consider the same criteria utilized for other candidates but will also consider whether the candidate can serve the best interests of all stockholders of the Company and not be beholden to the sponsoring person or group. A stockholder must provide notice to the Chief Financial Officer that must include the name, address, and number of shares owned by the stockholder making such recommendation; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee's consent to be elected and to serve. ISG may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. The notice must be delivered to the Chief Financial Officer, who will forward the notice to the Nominating and Corporate Governance Committee for consideration. Ultimately, the Nominating and Corporate Governance Committee will nominate those individuals who it believes will, in conjunction with other members of the Board, best collectively serve the long-term interests of the Company's stockholders.

Oversight of Risk Management

        On behalf of the Board of Directors, the Audit Committee is responsible for oversight of the Company's risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company's Chief Financial Officer is responsible for the Company's risk management function and regularly works closely with the Company's senior executives to identify risks material to the Company. The Chief Financial Officer reports regularly to the Chief Executive Officer and the Company's Audit Committee regarding the Company's risk management policies and procedures. In that regard, the Company's Chief Financial Officer meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board on a regular basis to apprise the Board of their discussions with the Chief Financial Officer regarding the Company's risk management efforts.

Code of Ethics

        We have adopted a code of ethics and business conduct applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of Nasdaq. You may obtain a copy of ISG's code of ethics and business conduct, free of charge, by contacting our Chief Financial Officer. You can also find a link to the code on our website (www.isg-one.com). ISG intends to disclose any amendments to, or waivers from, a required provision of its code of ethics and business conduct on its website (www.isg-one.com).

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which are available on our website (www.isg-one.com), set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, director orientation and continuing education. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Certain Relationships and Transactions with Related Parties

        The Board has adopted the Policy and Procedures with respect to Related Party Transactions (the "Policy") whereby all transactions required to be reported pursuant to Item 404 of Regulation S-K are reviewed and approved. The Policy calls for the Nominating and Corporate Governance Committee of our Board of Directors (the "Governance Committee"), or the Chair of the Governance Committee in exigent circumstances (who will possess delegated authority to act between Governance Committee meetings), to review each related party transaction (as defined below) and determine whether to approve that transaction. Any Governance Committee member who has any interest (actual or perceived) will not be involved in the consideration of the Governance Committee. In determining whether a related party transaction will be approved, the Governance Committee or Chair of the Governance Committee, as applicable in accordance with the Policy, will consider a multitude of factors including (a) the benefits to the Company; (b) the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (c) the availability of other sources for comparable products or services; (d) the terms of the transaction; and (e) the terms available to unrelated third parties or to employees generally. Notwithstanding the Policy, all compensation-related matters involving related parties must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

        For purposes of the Policy, a "related party transaction" is, subject to certain limited exceptions, any transaction in which we are a participant and the amount involved exceeds $120,000, and the related party (defined below) had, has or will have a direct or indirect material interest in the transaction. "Related party" includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; or (c) any immediate family member of a person described in clauses (a), (b) or (c) of this sentence. A related party may have an indirect material interest through an entity in which he or she is employed or is an executive officer or partner or is in a similar position, or in which such person, together with all other related parties, has in the aggregate 10% or greater equity interest.

        During 2019 and 2018, we did not enter into any transactions with related parties that required review, approval or ratification pursuant to the Policy.

Stockholder Communications with Directors

        Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of the Director(s)
c/o Chief Financial Officer
Information Services Group, Inc.
2187 Atlantic Street
Stamford, Connecticut 06902
Fax: (203) 517-3199

        Communications from our stockholders to one or more directors will be collected and organized by our Chief Financial Officer under procedures approved by our independent directors. The Chief Financial Officer will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Chief Financial Officer may, in his or her discretion, forward only representative correspondence.

        The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our Chief Financial Officer.

PROPOSAL NO. 2
RATIFICATION OF ENGAGEMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        On March 10, 2020, the Audit Committee and the Board of Directors engaged PricewaterhouseCoopers LLP to continue in its capacity as independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholders will be asked at the Annual Meeting to ratify the engagement of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2020.

        Although the engagement of PricewaterhouseCoopers LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it is appropriate as a matter of policy to request that the stockholders ratify the selection of its independent registered public accounting firm for the fiscal year ending December 31, 2020. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors or the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors or Audit Committee feels that such a change would be in the best interests of the Company and our stockholders.

        The Company anticipates that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions at the meeting.

        The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018 by PricewaterhouseCoopers LLP:

	Fiscal Years
	December 31, 2019	December 31, 2018
Audit Fees(1)	$1,800,000	$1,914,000
Audit-Related Fees(2)	3,000	540,202
Tax Fees(3)	246,000	71,000
All Other Fees	—	—

Total Fees	$2,049,000	$2,525,202

(1)
Audit Fees consisted of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)
Included fees for professional services rendered in connection with potential M&A transactions.

(3)
Included fees for professional services rendered in connection with tax compliance and permissible tax consulting.

        The Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Securities Exchange Act of 1934, as amended, to the Company's management. All of the fees described above under Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

        Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of ISG common stock represented in person or by proxy at the Annual Meeting. Abstentions will have no effect on the outcome of this proposal because they are not considered "votes cast" for voting purposes. Under the rules of the New York Stock Exchange, member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain "routine" items in the event that they have not received instructions from beneficial owners. This Proposal No. 2 is considered a "routine" item, and accordingly, brokers and other nominees will have discretionary authority to vote on this Proposal No. 2, so that we expect that there will be no broker non votes on this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ENGAGEMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

 REPORT OF THE AUDIT COMMITTEE

        The directors who serve on the Audit Committee are all "independent" in accordance with Nasdaq requirements and the applicable SEC rules and regulations. We have reviewed and discussed with management the Company's Annual Report on Form 10-K, which includes the Company's integrated audit of the consolidated financial statements for the year ended December 31, 2019 and management's report on internal control over financial reporting using the criteria set forth in the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013).

        During 2019, the Audit Committee fulfilled all of its responsibilities under its charter that was effective during 2019. As part of the Company's governance practices, the Audit Committee reviews its charter on an annual basis and, when appropriate, recommends to the Board of Directors changes to its charter. The Board of Directors adopted changes to the Audit Committee charter in May 2013. The revised Audit Committee charter can be obtained through our website (www.isg-one.com).

        We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and reviewed the results of the independent registered public accounting firm's integrated audit of the consolidated financial statements.

        We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and have discussed with the registered public accounting firm their independence.

        Based on the reviews and discussions referred to above, we recommended to the Company's Board of Directors that the Company's Annual Report on Form 10-K for the year ended December 31, 2019 be filed with the Securities and Exchange Commission.

        During 2019, directors Neil G. Budnick, Gerald S. Hobbs, Bruce N. Pfau, Christine Putur, Kalpana Raina and Donald C. Waite III served as members of the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
THE AUDIT COMMITTEE Mr. Neil G. Budnick (Chairman) Mr. Gerald S. Hobbs Mr. Bruce N. Pfau Ms. Christine Putur Ms. Kalpana Raina Mr. Donald C. Waite III

 PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are including in this Proxy Statement a separate resolution asking stockholders to vote to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement on pages 38-47 pursuant to the rules of the SEC. The language of the resolution is as follows:

          RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.

        This item is commonly referred to as a "say-on-pay" proposal. A large majority of our stockholders—95% of the votes cast—approved our compensation program as described in our proxy statements in 2019.

        In considering your vote, you may wish to review the information on the Company's compensation policies and decisions regarding the Named Executive Officers presented in the section entitled "Executive Compensation" beginning on page 38, as well as the discussion regarding the Compensation Committee beginning on page 10.

        In particular, stockholders should note the following:

  •
  The Company believes management compensation should be competitive with market practices, provide rewards based on the attainment of Company objectives and tightly align management with the interests of stockholders.

  •
  At the discretion of the Compensation Committee, the material elements of the compensation system created for the Company's Named Executive Officers include a mix of base salary, annual performance-based cash incentive awards and long-term equity incentive awards.

  •
  The Company believes that the compensation provided to the Named Executive Officers is competitive with market norms, is predicated on "pay-for-performance" and is tightly aligned with the interests of the Company's stockholders.

  •
  In particular, the compensation we paid the Named Executive Officers for 2019 was in line with our financial results and the progress implementing our long-term growth strategy that was achieved by our management team during the year.

        Because this vote is advisory and non-binding on the Board of Directors, the Board and the Compensation Committee will review and consider the voting results, as well as other communications from stockholders relating to our compensation practices and take them into account in future determinations concerning our executive compensation programs.

        Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of ISG common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO THE
AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE AWARD PLAN

Introduction

        At the Annual Meeting, stockholders will be asked to approve an amendment to the Amended and Restated 2007 Equity and Incentive Award Plan (the "Plan") primarily to increase the number of shares of common stock available for issuance under the Plan by 5,500,000 shares and take related actions as described below (the "Amendment"). With the addition of shares available for issuance pursuant to the Amendment, the Plan is expected to continue to benefit ISG by helping us:

  •
  Recruit and retain key employees, directors or other independent contractors serving ISG and its affiliates;

  •
  Motivate such persons to exert their best efforts on behalf of ISG and its affiliates by providing incentives in the form of equity awards and cash incentive awards; and

  •
  Provide to such persons an added interest in the welfare of ISG as a result of their proprietary interest in ISG's success.

        The Board and the Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important performance objectives and promote the long-term success of ISG. Therefore, they view the Amendment and the Plan as a key element of our overall compensation program.

        One other change implemented by the Amendment will be to extend the termination date for the making of grants from April 27, 2022 until the fifth anniversary of stockholder approval of this Proposal.

        The Board believes that the Plan promotes the interests of stockholders and is consistent with principles of effective corporate governance, among other reasons, because:

  •
  Limits on Awards.  The Plan limits the number of stock options, stock appreciation rights and performance-based awards that may be granted to any person in any calendar year. It also limits the amount that may be payable to any person in any calendar year under cash awards made pursuant to the Plan and contains a separate limit that applies to awards granted to our non-employee directors.

  •
  No Discounted Stock Options or SARs.  All stock option and stock appreciation rights ("SARs") under the Plan must have an exercise or base price that is not less than the fair market value of an underlying share of our common stock on the date of grant (except when the awards are substituted for certain in-the-money awards).

  •
  No Repricing.  The Plan prohibits any repricing of stock options or SARs without stockholder approval, other than adjustments to the awards in connection with a corporate transaction affecting the Company.

  •
  Dividends.  Under the Amendment, dividends and dividend equivalents will be subject to vesting terms at least as stringent as those that apply to the underlying award.

  •
  No Tax Gross-Ups.  The Plan does not provide for tax gross-ups with respect to awards.

Amendment

        Under the Plan, as of March 4, 2020, 774,745 shares remain available for new grants, with each share delivered under the Plan counting as one share against the share pool. The proposed Amendment would amend Section 3 of the Plan to increase the number of shares issuable under the

Plan by 5,500,000 so that the total number of shares available for grants is 6,274,745 and the total numbers of share subject to outstanding awards and to be available for future awards is 11,872,839.

        On March 10, 2020, our Board, upon recommendation of the Compensation Committee, adopted the Amendment, subject to approval by our stockholders. If our stockholders approve the Amendment, it will become effective as of the date of such stockholder approval. If stockholders decline to approve the Amendment, no additional shares will become available for awards under the Plan, but awards may continue to be granted under the current terms of the Plan, to the extent of available shares, and otherwise under other authority of the Board of Directors and the Compensation Committee.

        The additional shares available for issuance under the Plan are intended to cover equity awards over the next several fiscal years. The Company frequently uses equity awards in lieu of cash to reward for annual performance.

        Except as described above, the Company is not seeking to make any other material changes to the terms of the Plan at this time. A copy of the Plan, reflecting changes related to the Amendment, is attached as Appendix A to this Proxy Statement, and below is a summary of the material terms of the Plan (which is subject in all cases to the actual terms of the Plan).

Types of Plan Awards

        The Plan authorizes a broad range of award types, including:

  •
  stock options, which may be incentive stock options providing favorable tax treatment to employees under Section 422 of the Internal Revenue Code or non-qualified stock options (i.e., options not qualifying for such favorable tax treatment);

  •
  stock appreciation rights ("SARs");

  •
  restricted stock, an award of actual shares subject to a risk of forfeiture and restrictions on transfer;

  •
  restricted stock units ("RSUs"), a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture;

  •
  other awards based on ISG common stock;

  •
  performance-based awards; and

  •
  incentive awards, which are cash-denominated awards earnable by achievement of performance goals.

Shares Reserved For Equity Awards

        Information on the number of shares available under the Plan, our only equity award plan, and under our Amended and Restated 2007 Employee Stock Purchase Plan, and unissued shares deliverable under outstanding RSUs as of the end of the last fiscal year is presented beginning on page 29 under the caption "Equity Compensation Plan Information Table."

        Based on the outstanding equity awards under the Plan at March 4, 2020, and assuming stockholders approve the Amendment, the total number of shares subject to outstanding awards and to be available for future awards under the Plan (which would be our only continuing equity award plan) would be as follows:

Shares subject to outstanding awards*	5,598,094
Shares remaining available under the Plan	774,745
Shares to be added if stockholders approve the Amendment	5,500,000

Total shares subject to outstanding awards and to be available for future equity awards**	11,872,839
Percentage of outstanding shares***	25.3%

*
Outstanding awards at March 4, 2020 were 5,598,094 RSUs. The weighted average remaining term of unvested RSUs at that date was 1.22 years. RSUs granted after March 4, 2020 were not yet outstanding awards for purposes of this table; see page 40.

**
Does not include shares reserved for the Amended and Restated 2007 Employee Stock Purchase Plan.

***
Outstanding shares (the denominator in this calculation) include all shares of ISG common stock outstanding at March 4, 2020 but does not include unissued shares reserved for outstanding awards or future awards under the Plan or the Amendment (inclusion of those shares in the denominator would result in a lower percentage than appears in the table).

        The delivery of shares upon the exercise or settlement of an award reduces the shares available under the Plan by one share for each share delivered, whether the delivery results from the exercise of an option or SAR or is a settlement of an RSU or other full-value award. Shares that are deliverable in connection with an award that terminates, lapses or is forfeited or canceled will be deemed not to have been delivered and will be available for further awards under the Plan. Shares withheld to pay the exercise price or tax withholding obligations relating to options or SARs will be treated as delivered under the Plan, but shares withheld to pay the tax withholding obligations relating to other awards will not be treated as delivered and therefore will be available for further awards under the Plan. Cash settlement of an award will not be treated as delivery of shares and therefore will not reduce the shares available under the Plan.

        On March 4, 2020, the last reported sale price of ISG's common stock as reported in the Nasdaq Global Market was $2.84 per share.

Per-Person Award Limits

        The Plan imposes annual limits on the awards that may be granted to or earned by a single participant, as follows (share limits are subject to adjustment, as described below):

  •
  The maximum number of shares underlying options and SARs that may be granted to any one participant in any given calendar year may not exceed 750,000.

  •
  The maximum amount that may be earned under the Plan during a calendar year by a participant in connection with the settlement of awards designated as "performance-based awards" is: (i) with respect to performance-based awards that are denominated in shares, 500,000 shares and (ii) with respect to cash-denominated performance-based awards, $5,000,000. In the case of performance periods extending more than one calendar year, the applicable limitation will be aggregated and apportioned over the number of full and partial years in the performance period.

  •
  The maximum grant-date fair value of equity awards granted to a non-employee director in any calendar year will be $350,000, except that this limit for a non-employee Chairman of the Board or Lead Director will be $700,000.

Reasons for Stockholder Approval

        We seek approval of the Amendment by stockholders in order to meet requirements of the Nasdaq and to comply with requirements of the Plan that increases in the share pool be approved by stockholders. In addition, the Board regards stockholder approval of this proposal as desirable and consistent with corporate governance best practices.

Administration of the Plan

        The Plan is administered by the Compensation Committee, except that the Board may itself act to administer the Plan. Subject to the terms and conditions of the Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the cash amount earnable as a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret Plan terms and make all other determinations that may be necessary or advisable for the administration of the Plan. The Plan authorizes the Compensation Committee to delegate authority to a sub-committee or to officers, subject to applicable limitations under tax, securities and corporate law.

Substitute Awards

        Awards may be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by ISG or its affiliates or a company acquired by ISG or with which ISG combines. The number of shares underlying any such assumed or substitute awards will not be counted against the aggregate number of shares that otherwise are available for grant under the Plan in the case of an assumption or substitution of awards for those of a company acquired by ISG or with which ISG combines.

Time Limit on Grants

        The Amendment will extend the termination date for the making of grants from April 27, 2022 until the fifth anniversary of stockholder approval of this Proposal. Awards granted before the date on which authority to make further grants terminates may extend beyond that termination date.

Stockholder Approval of Repricing

        The "repricing" of an outstanding option or SAR is prohibited without prior approval of our stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect): (i) changing the terms of an option or SAR to lower its exercise price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; and (iii) repurchasing or canceling an option or SAR at a time when its exercise price is greater than the fair market value of the underlying shares for cash or in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change for which an award adjustment is authorized. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Eligibility

        Executive officers and other employees of ISG and its subsidiaries, and non-employee directors and independent contractors, are eligible to be selected as participants in the Plan. As of March 4, 2020, approximately 1,300 persons are potentially eligible for awards under the Plan. Equity awards outstanding under the Plan were held by a total of 362 current and former ISG employees, contractors and members of the Board of Directors as of March 4, 2020. Nothing in the Plan precludes the Compensation Committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers, other employees, non-employee directors and independent contractors outside of the Plan.

Terms and Conditions of Options

        Options granted under the Plan will be, as determined by the Compensation Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related award agreements, and will be subject to terms and conditions specified in the Plan and other terms and conditions specified by the Compensation Committee.

        Option Exercise Price.    The option exercise price per share will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share on the date an option is granted (other than in the case of options granted in substitution of previously granted awards, to the extent necessary to preserve the in-the-money value of the previously granted award).

        Exercisability.    Options granted under the Plan will be exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee, but in no event will an option be exercisable more than ten years after the date it is granted. The Compensation Committee will determine the vesting terms of options, in its discretion.

        Exercise of Options.    Except as otherwise provided in the Plan or in an award agreement, an option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The purchase price for the shares as to which an option is exercised will be paid to ISG as designated by the Compensation Committee, either: (i) in cash or its equivalent, (ii) in shares having a fair market value equal to the aggregate option exercise price for the shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee (which may include the withholding by ISG of shares deliverable upon exercise of the option to satisfy the exercise price), (iii) partly in cash and partly in such shares, (iv) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver promptly to ISG an amount out of the proceeds of such sale equal to the aggregate option exercise price for the shares being purchased or (v) through net settlement in shares. No participant will have any rights to dividends or other rights of a stockholder with respect to shares subject to an option until the participant has given written notice of exercise of the option, paid in full for such shares and, if applicable, has satisfied any other conditions imposed by the Compensation Committee pursuant to the Plan.

Terms and Conditions of Stock Appreciation Rights

        Grants.    The Compensation Committee may grant (i) a SAR independent of an option or (ii) a SAR in connection with an option, or a portion thereof. A stock appreciation right granted in connection with an option (A) may be granted at the time the related option is granted or at any time prior to the exercise or cancellation of the related option, (B) will cover the same number of shares covered by the option (or such lesser number of shares as the Compensation Committee may determine) and (C) will be subject to the same terms and conditions as the option except for such additional limitations as the Compensation Committee may impose.

        Terms.    The exercise price per share of a SAR will be an amount determined by the Compensation Committee but in no event will such amount be less than the fair market value of a share on the date the SAR is granted (other than in the case of SARs granted in substitution of previously granted awards, to the extent necessary to preserve the in-the-money value of the previously granted award); provided, however, that in the case of a SAR granted in conjunction with an option, or a portion thereof, the exercise price may not be less than the option exercise price of the related option. Each SAR will entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share over (B) the exercise price per share, times (ii) the number of shares or portion thereof covered by the SAR being exercised. Payment will be made in shares or in cash, with any shares valued at fair market value at the exercise date, all as determined by the Compensation Committee.

        Limitations.    The Compensation Committee may impose, in its discretion, such vesting requirements and conditions upon the exercisability of SARs as it may determine, but in no event will a SAR be exercisable more than ten years after the date it is granted.

Other Stock-Based Awards

        The Compensation Committee may grant or sell awards of shares, awards of restricted stock, RSUs and awards that are valued in whole or in part by reference to or are otherwise based on the fair market value of, shares. Such other stock-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, the right to receive, or vest with respect to, one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other stock-based awards may be granted alone or in addition to any other awards granted under the Plan. Subject to the provisions of the Plan, the Compensation Committee will determine to whom and when other stock-based awards will be made, the number of shares to be awarded under (or otherwise related to) such other stock-based awards; whether such other stock-based awards will be settled in cash, shares or a combination of cash and shares; the vesting provisions of the awards and all other terms and conditions of the awards. Dividends or dividend equivalents may be paid or credited on other stock-based awards (such as RSUs), but they must be subject to the same vesting (or more stringent vesting) as that applicable to the underlying awards.

Incentive Awards

        The Compensation Committee may grant incentive awards providing an opportunity to earn specified cash amounts (i.e., the award is denominated in cash rather than in shares) by achievement of specified performance goals. All incentive awards are subject to the per-person limitation applicable to cash performance-based awards. The Compensation Committee will specify the performance period and performance goals for each incentive award; an incentive award with a performance period of one year or less may be designated as an "Annual Incentive Award." The Compensation Committee may specify additional terms of the award, which may include terms providing for the award to be deemed to be earned or vest on an accelerated basis or without regard to performance in specified circumstances, such as a change in control or termination of the employment of the participant. Subject to the provisions of the Plan, the Compensation Committee will determine to whom and when incentive awards will be granted and the cash denominated amounts that may be earned. Earnings may be credited on incentive awards during any period the award remains outstanding following the attainment of the performance goals. Incentive awards may be settled in cash, shares or other awards, provided that the Compensation Committee has specified the timing and other terms of any conversion of cash amounts earned or earnable under the incentive award into shares or other awards.

Performance Goals

        Certain other stock-based awards or cash-denominated incentive awards may be granted by the Compensation Committee based on performance goals, including: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; and (xix) total stockholder return. The foregoing criteria may relate to ISG, one or more of its affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to prior period performance or to the performance of one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine. In addition, the performance goals may be calculated eliminating bonuses, capital charges, non-recurring or extraordinary income or expense, or other pre-specified financial items of income or expense for the performance period. The Compensation Committee retains discretion to grant awards subject to performance goals other than those listed above.

        The Compensation Committee will determine whether, for a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, will determine the amount earned under the applicable performance-based award. The amount of the performance-based award actually paid to a given participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee. The amount of the performance-based award earned generally will be paid to the participant after the end of the performance period at such time as the Compensation Committee has specified for the award, except that a participant may, if and to the extent permitted by the Compensation Committee and consistent with the applicable provisions of the Internal Revenue Code, elect to defer payment of a performance-based award.

Transferability

        Unless otherwise determined by the Compensation Committee and subject to the limitation that in no circumstances may an award be transferred by the participant for consideration or value, an award will not be transferable or assignable by the participant otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death. An award exercisable after the death of a participant may be exercised by the legatees, personal representatives, distributees or designated beneficiaries of the participant.

Adjustments Upon Certain Events/Change in Control

        In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange or equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718), or any distribution to stockholders other than regular cash dividends or any transaction similar to the foregoing, the Compensation Committee shall make such substitution or adjustment, if any, in a manner it deems to be equitable, as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which options or stock appreciation rights may be granted during a calendar year to any participant, (iii) the maximum amount of a performance-based award that may be granted during a calendar year to any participant, (iv) the option exercise price or exercise price of any stock appreciation right and/or (v) any other affected terms of such awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an "equity restructuring" (within the meaning of the FASB ASC Topic 718), the participant shall have a legal right to receive an equitable adjustment to his or her outstanding awards to reflect such event.

        In the event of a change in control after the effective date of the Plan, (i) if determined by the Compensation Committee in the applicable award agreement or otherwise, any outstanding awards then held by participants that are unexercisable or otherwise unvested or subject to lapse and/or performance restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse and/or performance restrictions, as the case may be, as of immediately prior to such change in control and (ii) the Compensation Committee may, but will not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (B) cancel such awards for fair value (as determined in the sole discretion of the Compensation Committee) which, in the case of options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the change in control transaction to holders of the same number of shares subject to such options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such options or stock appreciation rights) over the aggregate exercise price of such options or stock appreciation rights, (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder as determined by the Compensation Committee in its sole discretion or (D) provide that for a period of at least ten business days prior to the change in control, such options or stock appreciation rights will be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such options or stock appreciation rights will terminate and be of no further force and effect. The Compensation Committee has determined to provide for accelerated vesting of awards in certain circumstances relating to a change in control, as described on page 44.

Amendment of the Plan

        The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation will be made, (a) without the approval of the stockholders of ISG, if such action would increase the total number of shares reserved for the purposes of the Plan or change the maximum number of shares for which awards may be granted to any participant, (b) without the consent of a participant, if such action would materially diminish any of the rights of the participant under any award theretofore granted to such participant under the Plan or (c), without the approval of the stockholders of ISG, to "reprice" options or SARs, as described above; provided, however, that the Compensation Committee may amend the Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to ISG or to participants). Under these rules, however, stockholder approval will not necessarily be required for all amendments that might increase the cost of the Plan or broaden eligibility.

Section 409A of the Internal Revenue Code

        It is intended that awards under the Plan will not be granted, deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Internal Revenue Code upon a participant. If the Compensation Committee reasonably determines that, as a result of Section 409A of the Internal Revenue Code, a payment in respect of an award constitutes deferred compensation and the payment in connection with a termination of service would result in a tax penalty to the participant, ISG will make such payment on the first day that would not result in the participant incurring such a penalty.

Federal Income Tax Consequences Relating to Awards Under the Plan

        The following summary of the federal income tax consequences relating to awards under the Plan is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is intended for the information of stockholders and not as tax planning guidance for Plan participants. It is not intended to be a complete statement of applicable tax law, and in particular it does not address federal taxes other than income taxes and state and local tax considerations.

  Certain United States Federal Income Tax Consequences of Options and Stock Appreciation Rights

        Certain of the United States federal income tax consequences to a participant and to his or her employer resulting from stock options and SARs granted under the Plan should generally be as set forth in the following summary:

        A participant to whom an incentive stock option that qualifies under Section 422 of the Internal Revenue Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the participant's employer upon the grant or exercise of such incentive stock option. However, upon the exercise of an incentive stock option, special alternative minimum tax rules apply to the participant.

        When the participant sells shares acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the incentive stock option exercise price. If the participant does not hold such shares for this period, when the participant sells such shares, the participant generally will recognize ordinary compensation income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price, and the participant's employer will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income. ISG will not be entitled to a tax deduction for any capital gain recognized by the participant upon the sale of shares acquired upon exercise of an incentive stock option.

        An individual to whom an option that is not an incentive stock option (a "non-qualified option") or a SAR is granted will not recognize income at the time of grant of such option or SAR. When such individual exercises such non-qualified option or SAR, the individual will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of exercise, of the shares the individual receives over the option exercise price or, in the case of a SAR, the fair market value of the shares or cash received upon exercise. The individual's tax basis of shares received upon exercise will be equal to the exercise price paid, in the case of an option, plus the amount includable in the individual's gross income resulting from exercise of the option or SAR. The individual's capital gains holding period for such shares will commence on the day after the date on which the individual recognized taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, the employer of such individual will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options or SARs in an amount equal to the ordinary compensation income recognized by the individual. Any such compensation includable in the gross income of a participant in respect of a non-qualified option or SAR will be subject to applicable federal, state, local and foreign income and employment taxes.

  Certain United States Federal Income Tax Consequences of Restricted Stock and Other Stock-Based Awards

        Generally, ISG receives a deduction and a participant recognizes taxable income equal to the fair market value of the restricted stock at the time that restrictions on shares awarded lapse, unless the participant elects to recognize the full fair market value of the restricted stock awarded as income immediately upon grant of the shares, by so electing not later than 30 days after the date of grant by ISG to the participant of a restricted stock award as permitted under Section 83(b) of the Internal Revenue Code (such an election, a "Section 83(b) election"). In the event the participant makes such an election, the participant is taxed at ordinary income tax rates, and ISG is entitled to a deduction for an equivalent amount at the same time. Upon disposition by a participant of any restricted shares following the lapse of any restrictions, any difference between the participant's tax basis in the shares (e.g., the amount of the ordinary income recognized, if any, by the participant upon either the making of the Section 83(b) election or upon the lapsing of the restrictions, as applicable) and the amount realized on the participant's disposition of shares is treated as short-term or long-term capital gain or loss. Upon a forfeiture of restricted stock as to which the participant filed a Section 83(b) election, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax. Whether or not a participant recognizes a short-term or long-term capital gain or loss depends upon whether the participant held our shares before disposition thereof for less than or more than one year after the earlier to occur of the date the participant made the Section 83(b) election or the lapsing of the restrictions on the relevant shares, as applicable, and whether or not the participant recognized a gain or loss upon such disposition.

        Regarding awards other than options, SARs and restricted stock, awards that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A of the Internal Revenue Code, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or property actually received. Thus, for example, if we grant an award of restricted stock units that has vested but which requires an additional period to elapse before cash or shares will be distributed under the vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the individual's employer generally should become entitled to claim a tax deduction at that time.

  Limitations on ISG Tax Deductions

        Code Section 162(m) limits deductibility of compensation in excess of $1 million paid in a given year individually to certain executives. Therefore, compensation to our executive officers resulting from awards under the Plan may not be deductible by us. Under Code Section 162(m), certain qualifying performance-based compensation payable under a written binding contract in effect on, and not materially modified after, November 2, 2017 (referred to as "grandfathered" awards) is excluded from the limitation on tax deductibility. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Internal Revenue Code.

        The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the Plan or their employers or to describe tax consequences based on particular circumstances, and does not address the consequences of all possible forms of awards or award features under the Plan. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

New Plan Benefits Under the Plan

        Future awards under the Plan will be granted in the discretion of the Compensation Committee. The type, number, recipients and other terms of such future awards cannot be determined at this time. Information regarding our recent practices with respect to stock-based compensation under current plans is presented in the "Summary Compensation Table," "Outstanding Equity Awards at Fiscal Year-End Table" and Equity Compensation Plan Information Table elsewhere in this Proxy Statement and in our financial statements for the fiscal year ended December 31, 2019 included in the Annual Report that accompanies this Proxy Statement.

Equity Compensation Plan Information Table

        The following table lists information regarding outstanding options and shares reserved for future issuance under our Amended and Restated 2007 Equity and Incentive Award Plan and our Amended and Restated Employee Stock Purchase Plan as of December 31, 2019. We have not issued any shares of our common stock to employees as compensation under a plan that has not been approved by our stockholders.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Shares of Common Stock Remaining Available for Future Issuance under our Stock Option Plans (Excluding Shares Reflected in Column(2)(3)
Approved by Stockholders	5,598,094	$0	976,169
Not Approved by Stockholders	—	—	—

Total	5,598,094	$—	976,169

(1)
Of the 5,598,094 shares listed in this column, none are stock options issued under the Amended and Restated 2007 Equity and Incentive Award Plan, 5,598,094 are restricted stock units issued under that Plan, and none are options issued during the current offering period under our Amended and Restated Employee Stock Purchase Plan.

(2)
The weighted-average exercise price includes outstanding RSUs, treating RSUs as stock awards with an exercise price of zero. There are no outstanding options and SARs

(3)
Includes 201,424 shares available for future issuance under the Company's Employee Stock Purchase Plan. Also includes 774,745 shares that were available for grant under the Amended and Restated 2007 Equity and Incentive Award Plan as options and SARs and also for restricted stock, restricted stock units or other awards that could provide to the grantee an opportunity to earn the full value of an underlying share (in other words, such earning opportunity is not limited to the appreciation in value of our stock following the grant of the award).

Required Vote

        The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or by proxy at the meeting is required to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
AMENDMENT TO THE AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE AWARD
PLAN

PROPOSAL NO. 5
APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

        We are asking ISG's stockholders to approve an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") primarily to increase the number of shares available for issuance under the Employee Stock Purchase Plan by 1,200,000, representing approximately 2.6% of our shares outstanding as of March 4, 2020. The amendment will also extend the expiration date of the Employee Stock Purchase Plan from 2023 to 2030.

        We adopted the Employee Stock Purchase Plan so we could offer our employees the opportunity to purchase our common stock at a discounted price as an incentive for continued employment and to help align their interests with those of our stockholders. We are proposing an increase in the number of shares available for issuance under the Employee Stock Purchase Plan to enable us to continue providing this benefit to new and current employees. Our Board of Directors approved this amendment on March 10, 2020, subject to stockholder approval. If approved by our stockholders, the amendment to our Employee Stock Purchase Plan will become effective as of the Annual Meeting date. The following is a summary of the material features of the Employee Stock Purchase Plan. The full text of the Employee Stock Purchase Plan, as amended and restated, is attached hereto as Appendix B.

Purpose and Background

        The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provides ISG's employees with an opportunity to purchase shares of ISG common stock through accumulated payroll deductions.

        Our management believes that maintaining a competitive employee stock purchase plan is an important element in recruiting, motivating and retaining our employees. The Employee Stock Purchase Plan is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock, and to help our employees share in our success through the appreciation in value of such purchased stock. The Employee Stock Purchase Plan together with our equity plan are important employee retention and recruitment vehicles.

        As of March 4, 2020, an aggregate of 201,424 shares of common stock remained available for future issuance under the Employee Stock Purchase Plan. We estimate that, with an increase of 1,200,000 shares, we will have a sufficient number of shares of common stock to cover purchases under the Employee Stock Purchase Plan for approximately 6 years. Consequently, our Board of Directors has, subject to stockholder approval, increased the aggregate number of shares issuable under the Employee Stock Purchase Plan by 1,200,000 shares of common stock. Our Board of Directors believes it is in the best interests of the Company and our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Employee Stock Purchase Plan.

Share Reserve

        The total number of shares of common stock currently reserved for issuance over the term of the Employee Stock Purchase Plan is 2,400,000. As of March 4, 2020, an aggregate of 2,198,576 shares of common stock have been issued to employees under the Employee Stock Purchase Plan, and 201,424 shares of common stock remained available for future issuance. Assuming that this Proposal No. 5 is approved by the stockholders, the total number of shares of common stock reserved for issuance under the Purchase Plan will be increased to 3,600,000 shares. The shares of common stock issuable under the Employee Stock Purchase Plan may be made available from authorized but unissued shares of common stock or from shares of common stock we reacquire, including shares of common stock repurchased on the open market. If any right to purchase shares of common stock terminates for any reason without having been exercised, the shares of common stock not purchased under such right will again become available for issuance under the Employee Stock Purchase Plan.

        The number of shares of ISG's common stock issued or reserved pursuant to the Employee Stock Purchase Plan and the number of shares subject to, and the exercise price of, outstanding awards is subject to adjustment, as determined by the ISG Board of Directors, on account of stock splits, stock dividends and other dilutive changes in ISG shares of common stock.

        On March 4, 2020, the last reported sale price of ISG's common stock as reported in the Nasdaq Global Market was $2.84 per share.

Administration

        As authorized by the Employee Stock Purchase Plan, ISG's Board of Directors delegated administration of the Employee Stock Purchase Plan to the ISG Compensation Committee. The Compensation Committee has the authority to make rules and regulations for the administration of the Employee Stock Purchase Plan and its interpretation and decisions with regard to the Employee Stock Purchase Plan are final and binding on all parties.

Eligibility

        Generally, all regular employees of ISG and its designated subsidiaries whose customary employment is for a least 20 hours per week and more than five months in a calendar year are eligible to participate in the Employee Stock Purchase Plan, excluding any employee who owns shares that constitute 5% or more of the total combined voting power or value of all classes of shares of ISG or any subsidiary. We estimate that, approximately 1,300 employees are eligible to participate in the Employee Stock Purchase Plan.

Participation in the Plan

        Eligible employees may participate in the Employee Stock Purchase Plan by electing to participate in a given offering period pursuant to the procedures set forth by the Compensation Committee. A participant's election to participate in the Employee Stock Purchase Plan will continue until the participant makes a new election or withdraws from an offering period or the Employee Stock Purchase Plan.

Payroll Deductions

        Participants may elect to deduct from 1% to 10% of their base cash compensation, excluding bonuses, stock compensation income and other forms of extraordinary compensation. No participant will be granted an option under the Employee Stock Purchase Plan if such option would permit his or her rights to purchase shares of ISG common stock under all employee stock purchase plans (described in Section 423 of the Code) of ISG and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such common stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Certain provisions of the Employee Stock Purchase Plan, intended to satisfy applicable U.S. federal tax laws, impose additional limitations on the amount of common stock that may be purchased during any calendar year by a participant.

Purchase of Stock

        The Employee Stock Purchase Plan designates offering periods and purchase dates. Offering periods are generally consecutive three-month periods as established by the Compensation Committee. On the first trading day of each offering period (such date, the "offering date"), each participant will be granted an option to purchase on the last trading day of that offering period (the "purchase date") such number of shares of ISG common stock as is determined by dividing the total amount that has been withheld from the employee's compensation under the Employee Stock Purchase Plan during that offering period by the applicable purchase price; provided, however, each participant's shares of common stock will remain subject to a transfer restriction during the six month period immediately following the purchase date. The purchase price shall be 90% of the fair market value of the shares on purchase date. The participant's option is automatically exercised on the purchase date.

Termination of Participation in the Plan

        The Compensation Committee will determine the terms and conditions under which a participant may withdraw from an offering period or the Employee Stock Purchase Plan. A participant's participation in the Employee Stock Purchase Plan will be terminated upon the termination of such participant's employment for any reason. Upon a termination of a participant's employment during an offering period, all payroll deductions credited to such participant's plan account will be refunded to the participant.

Amendment and Termination

        The board may amend, suspend or terminate the Employee Stock Purchase Plan at any time; provided, however, that no such actions may adversely affect outstanding options, except in connection with a change in control of ISG or other corporate event. To the extent necessary to comply with the requirements of Section 423 of the Code, ISG will obtain stockholder approval of any amendment, alteration or discontinuation of the Employee Stock Purchase Plan.

        The Employee Stock Purchase Plan will terminate upon the earlier of (i) the termination of the Employee Stock Purchase Plan by the Board of Directors or (ii) the tenth anniversary of the date in 2020 on which the stockholders of the Company approve the Plan.

Withholding

        ISG reserves the right to withhold from shares or compensation paid to a participant any amounts which it is required by law to withhold.

Corporate Transactions

        In the event of a dissolution or liquidation of ISG, any options outstanding under the plan will generally terminate immediately prior to the proposed dissolution or liquidation and all contributions will be refunded to the participants. In the event of a change in control (as defined in the Employee Stock Purchase Plan), the ISG Board of Directors may provide for the following: (1) each option may be assumed or an equivalent option substituted by the successor corporation, (2) the offering period in effect may be shortened and terminate immediately prior to the proposed change in control, (3) all outstanding options may terminate with all contributions returned to participants, and/or (4) the option may continue unchanged.

Federal Income Tax Consequences

        The following summary describes the principal U.S. federal (and not state, foreign or local) income tax consequences under the Employee Stock Purchase Plan to ISG and participating employees as of the date of this Proxy Statement. The summary is general in nature and not intended to cover all the tax consequences that may apply to a particular employee or ISG. The applicable provisions of the Code and related regulations are complicated, and their impact in any one case may depend upon the particular circumstances.

        As noted above, the Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under Section 423, a participant who elects to participate in the Plan will not recognize income and ISG will not receive a deduction at the time an option is granted or when the participant purchases or receives delivery of shares under the Plan. However, the participant's payroll deduction contributions under the Plan are earnings that are subject to federal income tax. In other words, those payroll contributions used to purchase shares under the Plan are "after-tax" amounts.

        Upon selling or disposing of the shares, a participant may need to recognize compensation taxed as ordinary income. The amount of such ordinary income will depend on whether the participant has held the shares for a prescribed holding period, which is two years from the opening of the offering period and one year from the purchase date (the "two-year/one-year holding period").

        Holding Period Met.    If a participant disposes of the shares at a date after the two-year/one-year holding period (or if the participant dies at any time) (a "qualifying disposition"), the participant will recognize ordinary income in an amount equal to the lesser of:

  •
  The excess of the fair market value of such shares at the time of disposition (or death) over the purchase price; or

  •
  The 10% purchase price discount applied to the fair market value of the shares at the beginning of the offering period (even though in fact the discount will be applied at the time of purchase, at the end of the offering period).

The participant's "tax basis" in the shares disposed of will be the sum of the purchase price plus the amount that is includable in his or her income as ordinary income. Any additional gain (if the selling price exceeds the tax basis) or loss (if the selling price is less than the tax basis) will be a long-term capital gain or loss. ISG will not be entitled to a tax deduction when the shares are disposed of after the expiration of the two-year/one-year holding period, even with respect to the portion of gain taxed to the participant as ordinary income.

        Holding Period Not Met.    If a participant disposes of the shares purchased under the Employee Stock Purchase Plan before the end of the two-year/one-year holding period (a "disqualifying disposition"), the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The participant's "tax basis" in the shares disposed of will be the sum of the purchase price plus the amount that is includable in his or her income as ordinary income. If the selling price of the shares is higher than this tax basis, the excess amount will be capital gain, either short-term or long-term, depending on the holding period for such shares. If the selling price of the shares is lower than this tax basis, such shortfall will be capital loss, either short-term or long-term. ISG generally will be entitled to a tax deduction equal to the amount the participant is required to include as ordinary income, but no tax deduction corresponding to any amount of capital gain or loss to the participant.

Other Information

        Participation in the Employee Stock Purchase Plan is voluntary and each eligible employee makes his or her own decision whether and to what extent to participate in the Employee Stock Purchase Plan. In addition, the Compensation Committee has not approved any grants of purchase rights that are conditioned on stockholder approval of the amendment to our Employee Stock Purchase Plan. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the Purchase Plan. Our non-employee directors are not eligible to participate in the Purchase Plan.

        The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the Employee Stock Purchase Plan during fiscal 2019.

Name and Position	Number of Purchased Shares of Common Stock
Michael P. Connors(1)	—
Chairman and Chief Executive Officer
David E. Berger	2,634
Chief Financial Officer
Todd D. Lavieri	4,989
Vice Chairman—President ISG Americas and Asia Pacific
All executive officers as a group (4 persons)	8,775
All directors who are not executive officers as a group (6 persons)(2)	—
All employees, excluding executive officers, as a group	230,105

(1)
Mr. Connors is not eligible to participate in the Employee Stock Purchase Plan because he holds more than 5% of the total combined voting power or value of all classes of shares of ISG.

(2)
Non-employee directors are not eligible to participate in the Employee Stock Purchase Plan.

Required Vote

        The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or by proxy at the meeting is required to approve the amendment to the Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

 MANAGEMENT

        The following table sets forth certain information concerning each of our executive officers and directors:

Name	Age	Position
Michael P. Connors	64	Chairman of the Board and Chief Executive Officer
Todd D. Lavieri	58	Vice Chairman and President—ISG Americas and Asia Pacific
David E. Berger	63	Executive Vice President and Chief Financial Officer
Thomas S. Kucinski	56	Executive Vice President and Chief Human Resources Officer
Neil G. Budnick	66	Director
Gerald S. Hobbs	78	Director
Bruce N. Pfau	66	Director
Christine Putur	58	Director
Kalpana Raina	64	Director
Donald C. Waite III	78	Director

Management

        Michael P. Connors has served as our Chairman of the Board and Chief Executive Officer since our inception. Mr. Connors also served as our Secretary and Treasurer from the date of our inception until December 2006. Mr. Connors served as Chairman and CEO of VNU's Media Measurement and Information (MMI) Group from its creation in 2001 until his resignation in 2005. VNU, now The Nielsen Company, was a leading global information and media company. Mr. Connors was instrumental in creating the MMI Group, which comprised VNU's media information, entertainment, software and internet businesses, including Nielsen Media Research, Nielsen Entertainment and NetRatings. In addition to leading the MMI Group, Mr. Connors served as chairman of VNU World Directories from 2003 to 2004, which included VNU's Yellow Pages and directory businesses operating in seven countries. Mr. Connors also served as a member of the VNU Executive Board. Prior to joining VNU, Mr. Connors was Vice Chairman of ACNielsen Corporation, one of the world's largest marketing information services companies, commencing November 1996. Prior to that, as Senior Vice President of The Dun & Bradstreet Corporation (D&B), Mr. Connors played a key role in the breakup of D&B into three separate, publicly traded companies, including ACNielsen. Mr. Connors currently serves as a director of both Eastman Chemical Company and Chubb, Ltd.

        Todd D. Lavieri has served as Vice Chairman and President—ISG Americas and Asia Pacific, since July 26, 2018, working closely with the executive leadership team on corporate strategy and governance matters. He also is responsible for ISG Americas—the firm's largest region, encompassing half of ISG's revenues—and ISG Asia Pacific. He joined ISG in July 2014. Previously, Todd was with IBM, where he served as general manager of IBM Global Consulting and more recently as general manager, Global Business Services, IBM Canada. Before joining IBM in 2010, Todd was president and CEO of Archstone Consulting, a strategy and operations advisory firm he founded in 2003 and sold to The Hackett Group in 2009. Earlier, he was a partner at Deloitte Consulting and a member of its Global Management Committee during a distinguished 13-year career with the firm. An expert on business transformation and growth strategies, he has personally advised Global 1000 clients across such sectors as manufacturing, retail, life sciences, healthcare, energy and consumer products. Todd is a graduate of Trinity College, Hartford, Connecticut, and holds an MBA from Duke University's Fuqua School of Business.

        David E. Berger has served as our Executive Vice President and Chief Financial Officer since October 2009. Prior to joining ISG, Mr. Berger was Senior Vice President, Corporate Controller and Investor Relations with The Nielsen Company where he spent more than eight years. Prior to joining Nielsen in 2001, he had been employed for almost ten years at Simon & Schuster and Viacom in varying senior management capacities leaving as Senior Vice President, Finance and Development. Prior to his tenure at Simon & Schuster/Viacom, Mr. Berger worked at American National Can Company where he was Chief Financial Officer of one of its largest divisions. Mr. Berger started his professional career with the public accounting firm of Touche Ross and Company. Mr. Berger is a graduate of the Wharton School of the University of Pennsylvania and earned his Master of Business Administration from the University of Chicago.

        Thomas S. Kucinski has served as our Executive Vice President and Chief Human Resources Office since June 2017. Mr. Kucinski is responsible for the firm's overall human resources function, with a particular focus on strategic talent management, leadership development and organizational change initiatives. An accomplished global Human Resources leader with more than 30 years of experience in the professional services, finance and consumer products industries, Mr. Kucinski joined ISG in 2013 as its Global Leader—Total Rewards and HR Operations. Prior to ISG, he held human resources leadership roles at Nasdaq OMX, Nielsen and American Express, with a particular emphasis on compensation and benefits strategy and design. Mr. Kucinski holds a Masters Degree in Human Resources Management from Rutgers University, and a Bachelor's of Science Degree in Psychology from the University of Scranton.

Directors

        Neil G. Budnick has served as our Director since June 2011. Mr. Budnick is currently the Managing Director at Channel Rock Partners, a management consulting firm that provides business strategy and opportunity analysis, operations improvement and risk management for corporations. Until April 2007, Mr. Budnick was President of MBIA Insurance Corporation, a major financial services company. During his 23 years at MBIA, Mr. Budnick held increasingly important positions including: Vice Chairman; Chief Financial Officer; President, Public and Corporate Finance Division; and Senior Vice President, Head of Municipal and Structure Finance. Earlier in his career, Mr. Budnick was also Vice President of the Public Finance Department of Standard & Poor's Corporation. He was a Board Member and Chair of the Audit Committee of RHR International, a management firm that specializes in executive development until December 2018. Following an appointment by the Governor of Connecticut in 2012, he served from 2012-2013 as Chairman of the Investment Advisory Council (IAC), the state body responsible for working with the State Treasurer in overseeing the investments of the Connecticut Retirement Plans and Trust Funds. Mr. Budnick holds a B.A. in Political Science from Boston College and an M.P.A. in Public Administration from the University of Colorado.

        Gerald S. Hobbs has served as our Director since January 2008. Mr. Hobbs is an operating partner at BV Investments, LLC. Previously, Mr. Hobbs was the Chairman and CEO of VNU, Inc., now The Nielsen Company, and Vice-Chairman of the Executive Board of VNU N.V. until his retirement in April 2003. Mr. Hobbs has served as Chairman, and Director of the American Business Media, BPA International and the Advertising Council, Inc. He retired from The Nielsen Company and BNA, Inc. boards of directors. He was a member of the Audit Committee at both companies.

        Bruce N. Pfau has served as our Director since July 2019. Over a 30-year career, Pfau, a former long-time senior executive with KPMG, has served as a billable C-suite consultant, P&L partner and consulting practice leader; as a vice chairman of a Big 4 accounting and consulting firm; and as a business author, speaker and noted expert on human-capital-intensive, data-driven businesses. Mr. Pfau joined KPMG in 2004 and served as the firm's vice chairman of Human Resources and Communications for 12 years. During this time, he was a member of the 10-person KPMG management committee responsible for leading the firm and served on the KPMG acquisition committee that oversaw the acquisition of 10 businesses. Upon his mandatory retirement from his vice chairman role at age 60, he served from 2016 to 2018 as a partner, senior consultant and "ambassador" to some of KPMG's increasingly important executive markets. Earlier in his career, Mr. Pfau held executive positions with services firms including Watson Wyatt Worldwide (now Willis Towers Watson)

and Hay Group (now Korn Ferry Hay). Mr. Pfau holds a bachelor's degree from Tufts University and master's and doctoral degrees from Loyola University, Chicago.

        Christine Putur has served as our Director since March 2014. Ms. Putur is the Chief Information Officer of Recreational Equipment, Inc. (REI), a specialty outdoor retailer. Ms. Putur was previously the Chief Information Officer of Coach, Inc., a leading New York design house of modern luxury accessories. Prior to Coach, Ms. Putur was a senior executive for Staples, Inc., a leading office supply retailer. She joined Staples in 1999 and held a variety of leadership positions, most recently as the Senior Vice President and Chief Information Officer. Prior to that, she worked at Digital Equipment Corporation, a vendor of computer systems, for 15 years and participated in its merger with Compaq Computer Corporation, a developer and seller of computers and related products and services. Ms. Putur holds a B.A. in Administrative Science and Math from Colby College and a M.S. in Management Information Systems from the Boston University Graduate School of Management.

        Kalpana Raina has served as our Director since August 2009. Ms. Raina is the managing partner of 252 Solutions, LLC, an advisory firm that specializes in strategic development and implementation. Previously, Ms. Raina was a senior executive with The Bank of New York, a global financial services company. She joined the Bank in 1989 and held a variety of leadership positions, most recently Executive Vice President and Head of European Country Management and Corporate Banking. Prior to that, she served in Mumbai, India as the bank's Executive Vice President, International. During her eighteen year career with the bank she had responsibility for clients in the Media, Telecommunications, Healthcare, Retailing, Hotels and Leisure and Financial services industries in Asia, Europe, and the United States. Ms. Raina is also a director of Yellow Pages Limited (TSX: YLO), where she serves on the Nominating and Corporate Governance Committee and Audit Committee. Until December 2017, Ms. Raina was also a director of John Wiley & Son (NYSE: JWa and JWb). She is a member of Women Corporate Directors and The National Association of Corporate Directors and a past member of The U.S. India Business Council.

        Donald C. Waite III has served as our Director since January 2008. Mr. Waite is an adjunct professor at Columbia Graduate School of Business. Mr. Waite retired from McKinsey & Company, the international management consulting firm, in February 2002 after 36 years of service. From 1996 to 2002, he was one of three members of the Firm's Office of the Managing Director, and Chairman of the Firm's Investment Committee and Compensation Committee. Mr. Waite is a Director Emeritus of McKinsey & Company and sits on the Board of Directors of the McKinsey Investment Office (MIO). Mr. Waite served on the Board of Directors of The Guardian Life Insurance Company of America from 2002-2017.

EXECUTIVE COMPENSATION

Background

        This discussion addresses compensation as it relates to ISG's named executive officers for the fiscal year ending December 31, 2019: Michael P. Connors, Chairman and Chief Executive Officer; Todd D. Lavieri, Vice-Chairman and President of ISG Americas and Asia Pacific; and David E. Berger, Executive Vice President and Chief Financial Officer.

Oversight of Compensation

        The Compensation Committee is responsible for overseeing the compensation and employee benefit plans and practices of the Company. The Compensation Committee is comprised entirely of independent directors. The Compensation Committee approves all executive compensation arrangements. The Compensation Committee charter sets forth the purpose of and other matters pertaining to the Compensation Committee. See pages 10 to 11 for further details regarding the duties and responsibilities of the Compensation Committee.

Use of Third Party Advisors

        Pursuant to its charter, the Compensation Committee has the authority to retain, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee has retained the firm of Pay Governance as its independent compensation consultant to report and advise on matters related to executive and director compensation and related corporate governance concerns. The Compensation Committee has assessed the independence of Pay Governance pursuant to the SEC's and Nasdaq's rules and concluded that the work Pay Governance has performed does not raise any conflict of interest.

        Pay Governance was engaged by and reports directly to the Compensation Committee. The Compensation Committee is responsible for approving payments to the consultant, and the Compensation Committee is solely responsible for engagement and termination of the consultant. While conducting assignments, the Compensation Committee anticipates that Pay Governance will interact with the Company's management when appropriate in support of the functions of the Compensation Committee, including gathering internal perspectives and relevant company and compensation data. In addition, Pay Governance may seek feedback from the Compensation Committee Chairman, other members of the Compensation Committee or the Board of Directors, or the Chairman of the Board of Directors in developing recommendations for the Compensation Committee's consideration.

        The Compensation Committee calls upon Pay Governance, as appropriate, to attend Compensation Committee meetings, meet with the Compensation Committee without management present and provide third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs and implementation, and on other matters within the scope of the Compensation Committee's responsibilities. The Compensation Committee may also ask Pay Governance to review and provide advice relating to proposals prepared by management, including evaluating the consistency of such proposals with the Compensation Committee's compensation philosophy and in comparison to programs at other companies, to provide information and advice regarding compensation of our non-employee directors, and to review disclosures relating to executive and director compensation.

        Pay Governance provides only consulting services relating to executive and director compensation to us and does not provide other services such as employee benefits administration or actuarial services.

Role of Management in Compensation Decisions

        In determining compensation for the executive officers, the Compensation Committee may consult with the Company's executive officers at various times during the year to provide the Compensation Committee with information with which the Compensation Committee performs its own assessment of the individual performance of each executive officer. The Compensation Committee may also request input from the Chief Executive Officer, other members of the Board and the other committees of the Board as part of the Compensation Committee's evaluation of the executive officers and other key Company employees and their achievement of performance objectives. At the Compensation Committee's request, the Chief Executive Officer will review and discuss the performance and compensation of the Company's other Named Executive Officers. Executive officers, including the Chief Executive Officer, are not present for the discussions or discretionary decisions regarding their own compensation. The Compensation Committee is assisted in the administration of its decisions by the Company's Chief Human Resources Officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company's executive officers.

Objectives and Philosophies

        It is the Company's intent that its executive compensation programs achieve three fundamental objectives: (1) attract, motivate, retain and reward qualified executives; (2) hold executives accountable for performance; and (3) align executives' interests with the interests of our stockholders. In structuring the Company's executive compensation programs, we intend to be guided by the following basic philosophies:

  •
  Competition for Executive Talent.  The Company should provide competitive compensation opportunities so that it can attract, motivate and retain executives qualified to lead and grow the Company.

  •
  Pay for Performance.  A substantial portion of compensation should be tied to achievement of Company and individual performance goals based on the Company's annual objectives and long-term business strategy. The Company's intent is to reward management for achieving a long-term strategic plan through sustained profitability and long-term growth. Such incentives should be appropriate to our Company's business mission and not encourage Named Executive Officers or other employees to expose the Company to undue risk that could have a material adverse effect on the Company.

  •
  Alignment with Stockholder Interests.  A substantial portion of compensation should be contingent on the creation of stockholder value. As an executive officer's level of responsibility increases, a greater portion of the officer's total compensation should be dependent on the Company's performance and stockholder returns. In order to further its commitment to aligning executives with stockholder interests, the Company has adopted share ownership guidelines that are described in detail below.

Say-on-Pay Results

        The Compensation Committee considers the results of the annual non-binding, advisory say-on-pay votes in connection with the discharge of its responsibilities. A large majority of our stockholders—95% of the votes cast—approved our compensation program as described in our proxy statements in 2019. The Compensation Committee has reviewed the voting results and considered whether any adjustments were warranted based on these results. Our policy is to hold say-on-pay votes on an annual basis, which is consistent with the results of the 2017 non-binding, advisory say-on-frequency vote, in which approximately 97% of the votes cast voted for an annual say-on-pay vote.

Base Salary

        Base salary is cash compensation that provides a fixed level of cash payments throughout the year that take into account job responsibilities, experience level, competencies and competitive market data. The Compensation Committee reviews and approves base salaries for executives, including Named Executive Officers, annually and in connection with promotions or other changes in responsibilities. The Compensation Committee considers market data, individual compensation history, pay in relation to other executives at the Company ("internal pay equity"), individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate. Actual salaries earned by and paid to the Named Executive Officers in 2019 are reflected in the Salary column of the Summary Compensation Table on page 36.

Annual Incentive Awards

        Annual incentive awards are generally paid out based on the achievement of one-year performance goals. ISG reserves the discretion to pay out all or a portion of these in the form of equity awards that require further service as a vesting provision As in prior years, the Compensation Committee based its award of 2019 bonuses for each Named Executive Office on its assessment of ISG's performance and the executive's individual performance. In determining annual incentive payments for the Named Executive Officers for fiscal 2019, the Compensation Committee took into account ISG's results relative to expectations and prior year performance and its assessment of each Named Executive Officer's contribution in achieving those results. The Compensation Committee believes that this structure, which allows the Committee to make subjective assessments of performance and payouts, is appropriate based on the rapid development of ISG as a comparatively young company operating in a dynamic international business environment and growing both organically and through acquisitions.

        Based on the Company's 2019 performance and individual performance, the Compensation Committee approved annual incentive award payouts, payable in restricted stock units, as follows: (i) for Mr. Connors, paid as a grant of 529,101 restricted stock units on March 13, 2020 with a value on the grant date equal to approximately $1,000,000; (ii) for Mr. Berger, paid as a grant of 140,212 restricted stock units on March 13, 2020 with a value on the grant date equal to approximately $265,000; and (iii) for Mr. Lavieri, paid as a grant of 169,312 restricted stock units on March 13, 2020 with a value on the grant date equal to approximately $320,000.

Long-Term Equity Incentive Awards

        The Compensation Committee has the authority to grant stock options, restricted stock units and other equity awards under the Plan to executive officers, including the Named Executive Officers, and other key employees. The purpose of the Plan is to provide equity as a component of executive compensation to assure competitiveness of total compensation, to motivate executive officers and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period because, in most instances, the awards will be forfeited if the recipient voluntarily leaves the employ of the Company before the award vests.

        The Compensation Committee believes that the executives' long-term compensation should be directly linked to the Company's strategic progress and creation of stockholder value. At its discretion, the Compensation Committee periodically has made awards intended to create a meaningful stock incentive in light of the executive's current position with the Company, personal performance, potential impact and contributions to the growth of the enterprise, marketplace practice and the terms of any individual employment agreements. An additional key consideration in making these awards also is to promote retention of the grantee and long-term service to the Company. Similarly, the Compensation Committee uses long-term equity awards granted to new executives as a means to induce such persons to join the Company.

        On August 1, 2019, the Company granted 295,203 restricted stock units to Mr. Connors, 77,491 restricted stock units to Mr. Berger and 103,782 restricted stock units to Mr. Lavieri. These restricted stock units will vest in equal annual installments on each of the first four anniversaries of the grant date. Additionally, on August 1, 2019, the Company granted performance-based restricted stock units to these executives, at target levels as follows: Mr. Connors, 147,601; Mr. Berger, 25,830; and Mr. Lavieri, 34,594. The payout level of Mr. Connors award will be 200% of the target number of restricted stock units upon achievement of the maximum performance goal. This award will be earned at the target level if ISG's stock price, measured over a ten-trading-day period ending on the third anniversary of the grant date, is $6.00, and will be earned at the maximum level (200% of the target level) if the measured market price equals or exceeds $8.00 at the end of the performance period, with straight-line interpolation between target and 200% of target if the measured market price is between $6.00 and $8.00. The payout level for Messrs. Berger and Lavieri will be 100% of the target number if ISG's average closing share price over any ten consecutive trading day prior to and including the fourth anniversary of the grant date is $6.00 or above. Any earned restricted stock units will then be fully vested and settled in shares of ISG common stock. Any unearned restricted stock units will be forfeited. The Compensation Committee granted the restricted stock units in order to enhance retention of the Named Executive Officers and provide a long-term incentive for advancing the Company's business strategy and creating stockholder value.

Other Compensation

        The Company sponsors a tax-qualified 401(k) plan with a profit-sharing feature (the "Savings Plan"). The Savings Plan provides retirement benefits for participating employees. Participating employees can contribute a portion of their eligible salary on a pre-tax basis up to a maximum amount set by the Internal Revenue Code. For 2019, the maximum pre-tax contribution by an employee into the Savings Plan was $19,000, except for specified catch-up contributions permitted by participants who are age 50 or older. The Company provides a discretionary match of 50% of the first 7% that the employee contributes to the plan (slightly reduced in the case of an employee with less than two years of ISG service at the end of the year), subject to a cap of $9,800 in 2019. The Company elected not to make the discretionary match for more highly compensated employees for 2019.

        The Company provides limited amounts of perquisites and other personal benefits to the Named Executive Officers from time to time, at levels intended to be reasonable and consistent with our overall compensation program. For 2019, the only significant perquisite was reimbursement to the CEO of expenses for spousal travel in connection with our annual corporate recognition event, including a tax gross-up relating to such reimbursement, as reflected in the All Other Compensation column of the Summary Compensation Table on page 46 and the corresponding footnotes.

Severance and Other Benefits Upon Termination of Employment

        In determining whether to enter into an agreement with an executive officer that provides for severance payments if the executive officer is involuntarily terminated, the Compensation Committee considers the significance of the executive officer's position with the Company, its ability to attract and retain talent as a result of executive management changes and the amount of time it potentially would take the executive to locate another position. The Compensation Committee believes that offering severance commitments is necessary and appropriate in order to attract executives and retain them to provide long-term service to the Company.

        On December 16, 2011, Mr. Connors entered into the Connors Employment Agreement, which was amended subsequently on December 10, 2013 to extend the term until December 31, 2017, and further amended on December 13, 2016 to extend the term until December 31, 2021. Mr. Connors has been Chairman and Chief Executive Officer of the Company since the Company's inception. Mr. Connors' Change in Control Agreement with the Company as described below continues to apply pursuant to its terms. The terms of the Connors Employment Agreement relating to salary, bonus and benefits are described below under the caption "Employment Agreements and Employment Letters." The Connors Employment Agreement also provides for severance and other compensation upon termination of Mr. Connors' employment in specified circumstances. Subject to Mr. Connors executing a release of claims agreement in favor of the Company, in the event Mr. Connors is terminated by the Company without "Cause" or resigns for "Good Reason" (each as defined in the Connors Employment Agreement), the Company will provide him with two times his then applicable base salary plus two times his annual target bonus, payable over the 24-month period following his termination (but the Company may, in its sole discretion, pay this amount in a single lump sum, to the extent permitted under Section 409A of the Internal Revenue Code). In addition, the Company will also provide Mr. Connors with a pro-rated annual bonus for the year in which he is terminated based on the Company's actual performance for such year. The pro-rated bonus will be payable at the time Mr. Connors' annual bonus would have otherwise been paid if his employment had not been terminated. If Mr. Connors is terminated without Cause or resigns for Good Reason at any time during the 24-month period following a Change in Control or within 60 days prior to a Change in Control, provided such termination is at the request of an acquirer or otherwise in anticipation of a Change in Control, Mr. Connors' severance payments will be governed by his Change in Control Agreement described below. Pursuant to the Connors Employment Agreement, if at December 31, 2019, ISG had terminated Mr. Connors' employment without Cause or he had terminated his employment for Good Reason, ISG would have been obligated to pay him a severance amount equal to $4,250,000, in addition to payment of his annual incentive for the year, the amount of which was paid in the form of a grant of RSUs and included in the amount in the Stock Awards column in the Summary Compensation Table.

        In connection with the hiring of Mr. Berger in 2009, the Company entered into an agreement with him on October 5, 2009 (the "Berger Severance Agreement") that provides that, in the event of certain terminations of his employment, subject to Mr. Berger executing a release of claims agreement in favor of the Company, he will receive a lump sum severance payment in an amount equal to his then applicable base salary plus his target bonus for the applicable year. These severance obligations will be triggered if Mr. Berger is terminated by ISG without "Cause" or if Mr. Berger resigns for "Good Reason" (each as defined in the Berger Severance Agreement). If Mr. Berger is terminated without Cause or resigns for Good Reason at any time during the 24-month period following a Change in Control or within 60 days prior to a Change in Control, provided such termination is at the request of an acquirer or otherwise in anticipation of a Change in Control, Mr. Berger's severance payments will be governed by his Change in Control Agreement described below. Pursuant to the Berger Severance Agreement, if at December 31, 2019, ISG had terminated Mr. Berger's employment without Cause or he had terminated his employment for Good Reason, ISG would have been obligated to pay him a severance amount equal to $925,000.

        The Compensation Committee believes that the provisions in the Connors Employment Agreement and Berger Severance Agreement governing termination and severance arrangements are consistent with ISG's compensation objectives to attract, motivate and retain highly talented executive officers in a competitive environment.

Change in Control Arrangements

        To preserve morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control, the Company entered into Change in Control Agreements with Messrs. Connors and Berger in 2011 (collectively, the "Change in Control Agreements"). In connection with the hiring of Mr. Lavieri, the Company entered into a Change in Control Agreement with him in 2014. The Change in Control Agreements are intended to align executive and stockholder interests by enabling each Named Executive Officer to consider corporate transactions that are in the best interests of the Company, its stockholders and other constituents without undue concern over whether the transactions may jeopardize the Named Executive Officer's own employment.

        The Change in Control Agreements provide for an initial term of two years from the effective date, but this term is automatically extended for successive one-year terms unless a notice of non-renewal is given at least one year before the then scheduled expiration of the term. These agreements provide for a lump sum severance payment as a result of a termination of employment by the Company without "Cause" or by the executive for "Good Reason" (each as defined in the applicable Change in Control Agreement) during the two-year period following a Change in Control (as defined in the applicable Change in Control Agreement), plus protection for pre-change in control terminations that occur in the 60 days prior to a Change in Control at the request of an acquirer or otherwise in anticipation of a Change in Control. The severance payment for each Named Executive Officer is equal to the sum of: (i) a lump-sum cash payment equal to a multiple of two (for Mr. Connors) or one (for Messrs. Berger and Lavieri) times the sum of the Named Executive Officer's then current base salary plus the greater of the annual target bonus for the year in which notice of termination is given or the year in which the Change in Control occurs; (ii) a lump-sum cash payment of (a) any accrued but unpaid base salary, (b) any unpaid bonus for the year prior to the year of termination that would have been paid if the executive had remained employed through the determination date of such bonus, (c) a pro rata portion of the target bonus for the year of termination, and (d) any accrued vacation pay; and (iii) a cash payment equal to the cost, on an after-tax basis, of continuation coverage for medical, dental and vision plans during the applicable COBRA continuation coverage period, less the portion of such cost the Named Executive Officer would have been required to contribute had he remained employed with the Company. Based in part upon information provided by its compensation consultant, the Compensation Committee believes that the benefits and terms under the Change in Control Agreements are appropriate.

        Pursuant to the Change in Control Agreements, if at December 31, 2019, a Change in Control occurred and ISG had terminated the employment of a Named Executive Officer without Cause or the Named Executive Officer terminated employment for Good Reason (a "CiC Termination"), ISG would have been obligated to pay Messrs. Connors, Berger and Lavieri amounts equal to $4,250,000, $925,000 and $1,025,000, respectively (these payments would have been in lieu of severance amounts payable as described above for certain terminations not relating to a Change in Control). Such agreements provide also for a payment of the target annual incentive for the applicable fiscal year. The amounts payable under the Change in Control Agreements would be subject to reduction if aggregate payments to the executive in connection with the Change in Control would trigger a golden parachute excise tax on the executive and the effect of a reduction would be to provide a greater after-tax benefit to the executive. No gross-up for golden parachute excise taxes is payable by ISG.

        Pursuant to the terms of the Plan, the Compensation Committee has broad discretion to determine the treatment of equity awards in the event of a Change in Control as follows: (i) if determined by the Compensation Committee and specified in the applicable award agreement or otherwise, any outstanding awards then held by participants that are unexercisable or otherwise unvested or subject to lapse and/or performance restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse and/or performance restrictions, as the case may be, immediately prior to such Change in Control and (ii) the Compensation Committee may, but will not be obligated to,

(A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (B) cancel such awards for fair market value (as determined in the sole discretion of the Compensation Committee) which, in the case of options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares subject to such options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such options or stock appreciation rights) over the aggregate exercise price of such options or stock appreciation rights, (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder as determined by the Compensation Committee in its sole discretion or (D) provide that for a period of at least ten business days prior to the Change in Control, such options or stock appreciation rights will be exercisable as to all shares subject thereto and that, upon the occurrence of the Change in Control, such options or stock appreciation rights will terminate and be of no further force and effect. On March 10, 2020, the Compensation Committee determined to amend outstanding restricted stock units held by executive officers to provide that, in the event of a change in control, the awards that are not assumed on fair terms by a public company acquirer will automatically vest, but those awards appropriately assumed by a public company acquirer will remain subject to further vesting. In the latter case, the restricted stock units will be subject to "double-trigger" protections so that, if the executive is terminated not for cause or terminates employment for "Good Reason" (as defined) or due to death or disability within 24 months after the change in control, the executive's restricted stock units will fully vest. The restricted stock units granted on March 13, 2020 to the named executive officers contain similar terms, as will future awards.

Employment Agreements and Employment Letters

        As discussed above, on December 16, 2011, Mr. Connors entered into the Connors Employment Agreement with the Company, as amended on December 10, 2013 to extend the term until December 31, 2017, and further amended on December 13, 2016 to extend the term until December 31, 2021. The Connors Employment Agreement provides for a base salary of $700,000 per year (which the Compensation Committee raised to $850,000 effective April 1, 2018) and a target bonus opportunity between 150% and 200% of base salary and provides that Mr. Connors is eligible to receive equity grants from the Company. In connection with a grant of restricted stock units in January 2011, Mr. Connors executed the Company's form of restrictive covenant agreement (the "Restrictive Covenant Agreement") requiring him not to disclose confidential information of the Company at any time, and for the period during which he is employed by the Company and the 24-month period thereafter, not to compete with us, not to interfere with our business, and not to solicit nor hire our employees or customers. The Compensation Committee believes that entering into the Connors Employment Agreement and the related commitments was advisable and appropriate in order for ISG to induce Mr. Connors to remain Chief Executive Officer and to encourage his long-term service to the Company.

        Pursuant to an employment letter dated September 24, 2009 (the "Berger Employment Letter"), Mr. Berger is entitled to receive an annual base salary of $550,000 (which the Compensation Committee raised to $575,000 effective April 1, 2017) and is eligible to receive equity grants and discretionary bonuses from the Company. In connection with a grant of restricted stock units in January 2011, Mr. Berger entered into the Restrictive Covenant Agreement with the Company. The Compensation Committee believes that entering into the Berger Employment Letter, the base salary increase and the related commitments was advisable and appropriate in order for ISG to induce Mr. Berger to become an executive officer and to encourage his long-term service to the Company.

        Pursuant to an employment letter dated June 2, 2014 (the "Lavieri Employment Letter"), Mr. Lavieri was appointed to Partner & President, ISG Americas. Mr. Lavieri commenced his employment with the Company on July 21, 2014 and has a base salary of $650,000, a target bonus opportunity of $375,000 and is eligible to receive equity grants from the Company. In connection with a grant of restricted stock units in August 2014, Mr. Lavieri entered into the Restrictive Covenant Agreement with the Company. Mr. Lavieri was subsequently appointed to Vice Chairman on July 26, 2018.

Stock Ownership Guidelines

        The Company instituted stock ownership guidelines in 2014 for all of its Directors and executive officers to better align their own financial interests with the interests of the Company's stockholders. Non-employee Directors are expected to hold an amount of stock with a value equal to five times their annual cash retainer. The Chairman and Chief Executive Officer is expected to hold an amount of stock with a value equal to six times his annual base salary. The other Named Executive Officers are expected to hold an amount of stock with a value equal to three times their annual base salary, and other key employees of the Company are expected to hold an amount of stock with a value equal to one to two times their annual base salary. Directors and executive officers are required to achieve the applicable stock ownership threshold within five years of becoming subject to the guidelines. All shares and share equivalents, including unvested restricted stock, unvested restricted stock units and shares held, are considered in determining compliance with this requirement. Stock options are not considered, but shares acquired upon stock option exercises count towards the satisfaction of stock ownership guidelines. The Compensation Committee reviews compliance with the guidelines on an annual basis, and has the discretion to suspend, reevaluate and revise the guidelines from time to time. All Directors and Named Executive Officers were in compliance with the stock ownership guidelines as of March 3, 2020 or are on pace to meet these guidelines within the timeframe indicated above

Insider Trading Policy; Anti-Hedging Policy

        Our insider trading policy permits directors, Named Executive Officers and other key employees to trade our securities only during limited window periods following earnings releases and only after they have pre-cleared transactions with the Chief Financial Officer, but, in no event, while in possession of material, non-public information. The insider trading policy also prohibits directors, Named Executive Officers and other key employees from buying or selling puts, calls, options or similar derivative securities based on the value of ISG securities or taking other actions that have the purpose or effect of hedging or offsetting their risk of owning Company stock.

Tax Treatment of Executive Compensation

        The Compensation Committee considers the anticipated tax treatment to the Company and our executive officers when determining executive compensation and establishing our compensation programs. However, as a result of the enactment of amendments to Internal Revenue Code Section 162(m) in the Tax Cuts and Jobs Act in 2017 (the "TCJA"), since 2018 ISG generally has been unable to claim tax deductions for compensation paid to our Named Executive Officers in excess of $1 million per year, subject to exceptions that are much more limited than those available in 2017 and earlier years. Beginning in 2018, the principal permitted exceptions from the tax deductibility limitations are (i) compensation under certain tax-qualified plans (such as our tax-qualified defined contribution profit-sharing plan for U.S.-based employees) and (ii) compensation pursuant to certain pre-2018 grandfathered awards. The TCJA expanded the group of employees whose compensation is subject to Section 162(m) tax deductibility limits to include our principal financial officer and, in some cases, persons who are not Named Executive Officers, and now applies the tax deduction limits to post-termination compensation (subject to the limited exceptions).

SUMMARY COMPENSATION TABLE

        The "Summary Compensation Table" below quantifies the value of the different forms of compensation earned by, or awarded to, our Named Executive Officers in 2019 and 2018. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, annual incentive awards and stock awards, as further described in the footnotes to the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael P. Connors	2019	$850,000	—	$1,912,178	—	$11,983	$2,774,161
Chairman and Chief	2018	832,500	—	2,146,771	—	23,944	3,003,215
Executive Officer
David E. Berger	2019	575,000	—	501,607	—	—	1,076,607
Executive Vice President	2018	575,000	—	615,000	—	9,625	1,199,625
and Chief Financial Officer
Todd D. Lavieri	2019	650,000	—	636,881	—	—	1,286,881
Vice Chairman President, ISG	2018	637,500	—	703,751	—	9,625	1,350,876
Americas and Asia Pacific

(1)
Represents the aggregate grant date fair value of equity awards granted as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718") (without reduction for estimated forfeitures related to service-based vesting conditions). The fair value of the equity award is calculated based upon the closing price per share on the Nasdaq Global Market on the grant date. Further information regarding our equity compensation awards and their valuations can be found in Note 15 "Stock Based Compensation Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The amount shown for 2019 includes the value of restricted stock units granted on March 13, 2020 for the 2019 annual incentive award (and not included in the Non-Equity Incentive Plan Compensation column) as follows: Mr. Connors, $1,000,000; Mr. Berger, $265,000; and Mr. Lavieri, $320,000. The fair value of the award of performance-based restricted stock units granted to Mr. Connors ($0.76 per target unit), which are earned if certain market price targets are achieved over three years, is calculated based upon a Monte Carlo simulation. For this purpose, inputs into the model were the closing stock price on the grant date ($2.71), an expected volatility over the performance period of 33.99% (based on daily volatility over the three-year period prior to the grant date), a risk-free rate of return of 1.66% (based on semi-annual zero-coupon U.S. Treasury rates as of the grant date converted to continuously compounded rates) and an assumed dividend yield of 0%. The fair value of the award of performance-vested restricted stock units granted to Messrs. Berger and Lavieri ($1.03 per target unit), which are earned if certain market price targets are achieved over four years, is calculated based upon a Monte Carlo simulation. For this purpose, inputs into the model were the closing stock price on the grant date ($2.71) an expected volatility over the performance period of 35.60% (based on daily volatility over the four-year period prior to the grant date), a risk-free rate of return of 1.67% (based on semi-annual zero-coupon U.S. Treasury rates as of the grant date converted to continuously compounded rates) and an assumed dividend yield of 0%.

(2)
The amounts in the Non-Equity Incentive Plan Compensation column would include cash annual incentive awards earned by the Named Executive Officers under the Plan. There were no cash payouts for 2019 and 2018 performance; the annual incentive awards for 2019 and 2018 were settled fully in grants of restricted stock units. The grant-date fair values of those equity awards are included in the Stock Awards column as described in note (1) above.

(3)
For 2019, All Other Compensation for Mr. Connors includes an amount for spousal travel in connection with our annual corporate recognition event of $8,214 and a related tax "gross-up" of $3,769.

 OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

        The following table summarizes the unvested restricted stock units outstanding as of December 31, 2019 for the Named Executive Officers.

Outstanding Equity Awards at 2019 Fiscal Year-End
	Stock Awards (Time-Vested)			Stock Awards (Performance- and Time-Vested)
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Market or Payout Values of Unearned Shares or Units or Other Rights That Have Not Vested ($)(2)(3)
Mr. Connors	6/1/2016	48,955	123,856
	6/1/2017	96,402	243,897
	6/1/2017	42,845	108,398
	8/1/2018	138,207	349,664	61,425	155,405
	3/15/2019	350,625	887,081
	8/1/2019	295,203	746,864	147,601	373,431
Mr. Berger	6/1/2016	18,277	46,241
	6/1/2017	32,134	81,299
	8/1/2018	55,283	139,866
	3/15/2019	87,500	221,375
	8/1/2019	77,491	196,052	25,830	65,350
Mr. Lavieri	6/1/2016	21,541	54,499
	6/1/2017	38,561	97,559
	6/1/2018	76,727	194,119
	3/15/2019	84,375	213,469
	8/1/2019	103,782	262,568	34,594	87,823

(1)
The vesting schedule for the number of restricted stock units shown in this column is as follows: (a) of the restricted stock units granted on June 1, 2016, the balance vests on June 1, 2020; (b) of the restricted stock units granted June 1, 2017, the balance vests one-half each on June 1, 2020 and June 1, 2021; (c) of the restricted stock units granted June 1, 2018, the balance vests one-third each on June 1, 2020, June 1, 2021 and June 1, 2022; (d) of the restricted stock units granted on August 1, 2018, one-third vests on each of August 1, 2020, August 1, 2021, and August 1, 2022; (e) of the restricted stock units granted March 15, 2019, the balance vested on March 15, 2020; and (f) of the restricted stock units granted August 1, 2019, one-fourth vests on each of August 1, 2020, August 1, 2021, August 1, 2022 and August 1, 2023.

(2)
The market value is based on the closing price per share of the Company's common stock on December 31, 2019 of $2.53 per share, multiplied by the number of shares or units. Market value of performance-based restricted stock units is based on a payout of the target number of such awards (maximum level payout would be 200% of target).

(3)
The performance-based restricted stock units granted on August 1, 2018 will be earned if a stock-price-performance goal is achieved on August 1, 2020, with an additional 61,425 restricted stock units earned if a higher stock-price-performance goal is achieved at that date. To the extent earned, those restricted stock units will vest on August 1, 2021. The performance-based restricted stock units granted on August 1, 2019 to Mr. Connors will be earned if a share-price-performance goal is achieved on August 1, 2022, with an additional 147,601 restricted stock units earned if a higher stock-price-performance goal is achieved at that date. The performance-based restricted stock units granted on August 1, 2019 to Messrs. Berger and Lavieri will be earned if a share-price-performance goal is achieved on or before August 1, 2023

 DIRECTOR COMPENSATION

        The compensation for ISG's non-employee directors is determined by the Board of Directors. The objectives of the compensation program are to attract and retain highly qualified directors, and to compensate them in a manner that aligns their interests with those of our stockholders. The following table presents information regarding compensation for our non-employee directors during 2019. Our non-employee directors received no other compensation for their services. Our non-employee director compensation program for 2019 consisted of an annual cash retainer of $55,000 and a grant of restricted stock units ("RSUs") with a fixed dollar value of $110,000 based on the fair market value of ISG common stock on the grant date, for service on the Board of Directors. On December 10, 2019, 49,107 RSUs were granted to each non-employee director. Upon joining the Board. Mr. Pfau also received a grant of 17,460 RSUs on July 1, 2019. All RSUs vest over a three-year period subject to accelerated vesting in the event of a change in control or the death or disability of the non-employee director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)	Total ($)
Neil G. Budnick	$55,000	$110,000		$—	$165,000
Gerald S. Hobbs	55,000	110,000		—	165,000
Bruce N. Pfau	42,500	178,125	(2)	—	220,625
Christine Putur	55,000	110,000		—	165,000
Kalpana Raina	55,000	110,000		—	165,000
Donald C. Waite III	55,000	110,000		—	165,000

(1)
These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) (excluding estimates of forfeitures related to service-based vesting conditions). The fair value of the equity award is calculated based upon the closing price per share on the Nasdaq Global Market on December 10, 2019, the date of grant.

(2)
On January 2, 2019, Mr. Pfau was granted 3,155 RSUs, with a value of $13,125, in payment for services to the Company in 2018 as a contractor; additionally, he received $15,000 in cash for these services. These RSUs vested on July 1, 2019.

As of December 31, 2019, our non-employee directors had outstanding the following unvested restricted stock units:

Name	Unvested Restricted Stock Units (#)
Neil G. Budnick	75,386
Gerald S. Hobbs	75,386
Bruce N. Pfau	66,567
Christine Putur	75,386
Kalpana Raina	75,386
Donald C. Waite III	75,386

        Messrs. Budnick, Hobbs and Waite, Ms. Putur and Ms. Raina were each awarded 25,822 restricted stock units on December 12, 2017 which vested/will vest in three equal installments on each of the first, second and third anniversaries of December 12, 2017. Messrs. Budnick, Hobbs and Waite, Ms. Putur and Ms. Raina were each awarded 26,506 restricted stock units on December 11, 2018, which vested/will vest in three equal installments on each of the first, second and third anniversaries of December 11, 2018. As discussed above, Messrs. Budnick, Hobbs, Pfau and Waite, Ms. Putur and Ms. Raina were each awarded 49,107 restricted stock units on December 10, 2019, and Mr. Pfau was awarded 17,460 restricted stock units on July 1, 2019, which will vest in three equal installments on each of the first, second and third anniversaries of the date of grant.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding the beneficial ownership of ISG common stock as of March 4, 2020 by:

  •
  each person known by ISG to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of ISG's Named Executive Officers and directors; and

  •
  all of ISG's executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned, subject to applicable community property laws. As of March 4, 2020, 47,012,715 shares of our common stock were issued and outstanding. The number of shares reported as beneficially owned is as of March 4, 2020, unless otherwise indicated. Percentages are calculated based on the number of shares outstanding at March 4, 2020.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (#)	Approximate Percentage of Outstanding Common Stock (%)
Stockholders Beneficially Owning More Than 5%.
Private Capital Management(2)	6,161,797	13.1%
Chevrillon & Associés(3)	5,687,495	12.1%
LLR Equity Partners(4)	2,408,291	5.1%
Directors and Named Executive Officers
Michael P. Connors(5)(6)	4,466,405	9.5%
David E. Berger(7)	574,780	1.2%
Todd D. Lavieri(8)	413,365	*
Neil G. Budnick(6)	268,302	*
Gerald S. Hobbs(6)	368,685	*
Bruce N. Pfau(6)	12,746	*
Christine Putur(6)	160,908	*
Kalpana Raina(6)	287,444	*
Donald C. Waite III(6)	368,685	*
All directors and executive officers as a group (10 individuals)(9)	7,049,956	15.0%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the individuals is c/o Information Services Group, Inc., 2187 Atlantic Street, Stamford, CT 06902.

(2)
Private Capital Management, LLC ("PCM") filed a Schedule 13G Amendment on February 7, 2020, reporting beneficial ownership, as of December 31, 2019, of the number of shares reflected in the table. PCM reported having sole voting power and sole dispositive power over 1,716,919 shares and shared voting power and shared dispositive power over 4,444,878 shares. The business address of PCM is 8889 Pelican Bay Blvd., Naples, FL 34108.

(3)
Chevrillon & Associés ("Chevrillon") filed a Schedule 13G Amendment on December 6, 2016, reporting beneficial ownership, as of December 1, 2016, of the number of shares reflected in the table. The business address of Chevrillon is 4/6 Rond Point des Champs Elysées, Paris, France 75008.

(4)
LLR Equity Partners III, L.P. ("LLREP") and LLR Equity Partners Parallel III, L.P. (together, "LLR") filed a Schedule 13G on December 20, 2016, reporting beneficial ownership, as of December 1, 2016, of the number of shares reflected in the table, of which LLREP was the beneficial owner of 2,306,418 shares. The business address of LLR is 2929 Arch Street, Cira Centre, Philadelphia, PA 19104.

(5)
Mr. Connors serves as Chairman of the Board and Chief Executive Officer. Shares beneficially owned include shares issuable in settlement of 350,625 restricted stock units that are scheduled to be settled within 60 days of March 4, 2020.

(6)
Each of these individuals is a director.

(7)
Mr. Berger serves as Executive Vice President and Chief Financial Officer. Shares beneficially owned include shares issuable in settlement of 87,500 restricted stock units that are scheduled to be settled within 60 days of March 4, 2020.

(8)
Mr. Lavieri serves as Vice Chairman and President—ISG Americas and Asia Pacific. Shares beneficially owned include shares issuable in settlement of 84,375 restricted stock units that are scheduled to be settled within 60 days of March 4, 2020.

(9)
Shares beneficially owned include shares issuable in settlement of 540,263 restricted stock units that are scheduled to be settled within 60 days of March 4, 2020.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Any stockholder desiring to submit a proposal to be presented for consideration in our 2021 Proxy Statement must submit such proposal to us no later than the close of business on November 20, 2020. Under Rule 14a-8 of the Exchange Act, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the common stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

        In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2021 Annual Meeting must give timely written notice to our Chief Financial Officer at c/o Information Services Group, Inc., 2187 Atlantic Street, Stamford, Connecticut 06902. A nomination or proposal for the 2020 Annual Meeting will be considered timely if it is received no earlier than December 1, 2020 and no later than January 30, 2021. If the date of the 2021 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from April 30, 2021, then to be timely, the nomination or proposal must be received by the Company no later than the close of business on the 15th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company's Bylaws. We will not entertain any proposals or nominations at the 2021 Annual Meeting that do not meet the requirements set forth in our Bylaws. Our Bylaws have been filed with the SEC and you may obtain a copy of the Bylaws as filed with the SEC free of charge from our website at www.isg-one.com/investors. To make a submission or to request a copy of our Bylaws, stockholders should contact our Chief Financial Officer at c/o Information Services Group, Inc., 2187 Atlantic Street, Stamford, Connecticut 06902.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2020 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Michael P. Connors Chairman of the Board and Chief Executive Officer

March 20, 2020

Appendix A

AMENDED AND RESTATED
INFORMATION SERVICES GROUP, INC.
2007 EQUITY AND INCENTIVE AWARD PLAN
(as amended by the 2020 amendment)

1.     Purpose of the Plan

        The purpose of the Plan is to aid Information Services Group, Inc., a Delaware corporation ("ISG"), and its Affiliates in recruiting and retaining key employees, directors or other independent contractors and to motivate such employees, directors or other service providers to exert their best efforts on behalf of ISG and its Affiliates by providing incentives through the granting of Awards. ISG expects that it will benefit from the added interest which such key employees, directors or independent contractors will have in the welfare of ISG as a result of their proprietary interest in ISG's success.

2.     Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a)    Act:    The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b)    Affiliate:    With respect to ISG, any entity directly or indirectly controlling, controlled by, or under common control with, ISG or any other entity designated by the Board in which ISG or an Affiliate has an interest.

          (c)    Award:    An Option, Stock Appreciation Right, Other Stock-Based Award or Incentive Award granted pursuant to the Plan.

          (d)    Beneficial Owner:    A "beneficial owner," as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (e)    Board:    The Board of Directors of ISG.

          (f)    Change in Control:    The occurrence of any of the following events:

              (i)  the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of ISG to any "person" or "group" (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act or any successor sections thereto) other than the Permitted Holders;

             (ii)  any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of ISG (or any entity which controls ISG), including by way of merger, consolidation, tender or exchange offer or otherwise;

            (iii)  a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") involving ISG, unless securities representing 66 2/3% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of ISG or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of ISG immediately prior to such Corporate Transaction; or

            (iv)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of ISG was approved by a vote of a majority of the directors of ISG, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

          (g)    Code:    The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (h)    Committee:    The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

          (i)    Company:    ISG, a Delaware corporation.

          (j)    Disability:    Inability of a Participant to perform in all material respects his duties and responsibilities to ISG, or any Subsidiary of ISG, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant's disability or infirmity which is satisfactory to the Committee.

          (k)    Effective Date:    The term "Effective Date" as defined in Section 16 of the Plan.

          (l)    Employment:    The term "Employment" as used herein shall be deemed to refer to (i) a Participant's employment, if the Participant is an employee of ISG or any of its Affiliates, (ii) a Participant's services as an independent contractor, if the Participant is an independent contractor to ISG or its Affiliates, and (iii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board.

          (m)    Fair Market Value:    On a given date, if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading.

          (n)    Incentive Awards:    Awards granted under Section 8(b) of the Plan.

          (o)    ISO:    An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

          (p)    Option:    A stock option granted pursuant to Section 6 of the Plan.

          (q)    Option Price:    The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

          (r)    Other Stock-Based Awards:    Awards granted pursuant to Section 8(a) of the Plan.

          (s)    Participant:    An employee, director or independent contractor who is selected by the Committee to participate in the Plan.

          (t)    Permitted Holder:    Any and all of an employee benefit plan (or trust forming a part thereof) maintained by (A) ISG or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by ISG.

          (u)    Performance-Based Awards:    Certain Other Stock-Based Awards and Incentive Awards granted pursuant to Section 8(c) of the Plan.

          (v)    Plan:    The Amended and Restated 2007 Equity and Incentive Award Plan.

          (w)    Shares:    Shares of common stock of ISG.

          (x)    Stock Appreciation Right:    A stock appreciation right granted pursuant to Section 7 of the Plan.

          (y)    Subsidiary:    A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.     Shares Subject to the Plan

        Subject to Section 9, the total number of Shares that may be delivered under the Plan in connection with Awards outstanding at April 30, 2020 and Awards thereafter granted shall be 11,872,839 (the "Share Pool"). For purposes of the Plan from and after the Effective Date, any one Share that is subject to an Award outstanding on the Effective Date or thereafter granted shall, upon delivery thereof, be counted as reducing the number of Shares available under the Share Pool by one Share. The maximum number of Shares underlying Options and Stock Appreciation Rights that may be granted to any one Participant in any given calendar year is 750,000, subject to Section 9. In the case of a non-employee director of the Company, additional limits shall apply such that the maximum grant-date fair value of Awards granted in any fiscal year during any part of which the director is then eligible under the Plan shall be $350,000, except that such limit for a non-employee Chairman of the Board or Lead Director shall be $700,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The delivery of Shares upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan by the same number of Shares delivered. Shares which are subject to Awards which terminate, lapse, or are forfeited or canceled (but excluding the withholding of Shares to pay the exercise price or tax withholding obligations relating to Options and Stock Appreciation Rights) will be deemed not to have been delivered and will be available for further Awards under the Plan. For the avoidance of doubt, Shares which are subject to Awards other than Options or Stock Appreciation Rights which are withheld to pay tax withholding obligations will be deemed not to have been delivered and will be available for further Awards under the Plan. The cash settlement of an Award will not reduce the number of Shares available under the Share Pool.

4.     Administration

        (a)    Delegation.    The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), "independent directors" within the meaning of the applicable principal national exchange listed company rules and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of ISG or an Affiliate; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time; provided, further, however, that the Board may, to the extent permitted under applicable law, delegate such power and authority, otherwise delegated to the Committee, to any committee of the Board, including a committee composed of a member of the Board, to grant equity-based Awards to certain employees of ISG pursuant to the terms of the Plan, other than any "directors" or "officers" of ISG as defined under Section 16 of the Act or any "covered employees" as defined under Section 162(m) of the Code.

        (b)    Substitute Awards.    Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by ISG or its affiliates or a company acquired by ISG or with which ISG combines. The number of Shares underlying such substitute awards shall not be counted against the aggregate number of Shares available for Awards under the Plan in the case of an assumption or substitution of awards for those of a company acquired by ISG or with which ISG combines. In no event may this provision be utilized to permit the repricing of Options or Stock Appreciation Rights in a manner not contemplated under Section 9 of this Plan.

        (c)    Interpretation.    The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

        (d)    Terms.    The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

        (e)    Taxes.    The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting or settlement of an Award. Unless the Committee otherwise specifies in an Award agreement or otherwise, and subject to limitations as the Committee may impose (including due to applicable law or accounting rules), the Participant may elect to pay a portion or all of such mandatory withholding taxes or other taxes relating to an Award by (i) delivery in Shares or (ii) having Shares withheld by ISG from any Shares that would have otherwise been received by the Participant under the Award, provided that payment of taxes in excess of mandatory withholding taxes shall be permitted only if expressly authorized by the Committee. The Committee is authorized to require withholding of Shares or cash otherwise deliverable under an Award to satisfy such mandatory withholding taxes.

5.     Limitations

        No Award may be granted under the Plan after termination of the Committee's authority to grant Awards under Section 16, but Awards theretofore granted may extend beyond that date.

        Notwithstanding any provision herein to the contrary, the repricing of an Option or Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company's stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; and (iii) repurchasing an Option or Stock Appreciation Right for cash or canceling an Option or Stock Appreciation Right in exchange for another Award, in either case at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the repurchase or cancellation and exchange occurs as an adjustment to the Award in connection with a change in capitalization or similar change permitted under Section 9(a) or (b) below. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

6.     Terms and Conditions of Options

        Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a)    Option Price.    The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4).

          (b)    Exercisability.    Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c)    Exercise of Options.    Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by ISG and, if applicable, the date payment is received by ISG pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to ISG as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, which may include the withholding by the Company of Shares deliverable upon exercise of the Option to satisfy the exercise price, (iii) partly in cash and partly in such Shares, (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to ISG an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased and (v) through net settlement in Shares as described in Section 4(e)(ii) above. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

          (d)    ISOs.    The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of ISG or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify ISG of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, ISG or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

          (e)    Attestation.    Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case ISG shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.     Terms and Conditions of Stock Appreciation Rights

        (a)    Grants.    The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

        (b)    Terms.    The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares or portion thereof covered by the Stock Appreciation Right being exercised. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to ISG the unexercised Option, or any portion thereof, and to receive from ISG in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by ISG of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by ISG shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

        (c)    Limitations.    The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8.     Other Stock-Based Awards, Incentive Awards and Performance-Based Awards

        (a)    Other Stock-Based Awards.    The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted Share units and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other

Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Dividends and/or dividend equivalents may be paid or credited on Other Stock-Based Awards, if so specified by the Committee and subject to such terms as the Committee may specify, provided that any amount to be paid or credited shall be subject to the same (or more stringent) vesting terms (whether performance-based or service-based) as apply to the underlying Other Stock-Based Award.

        (b)    Incentive Awards.    The Committee, in its sole discretion, may grant Awards providing an opportunity to earn specified cash amounts (i.e., Awards denominated in cash rather than Shares) by achievement of specified performance goals. All Incentive Awards shall be subject to the per-person limitation applicable to cash Performance-Based Awards under Section 8(c). The performance period and performance goals for each Incentive Award shall be specified by the Committee. Incentive Awards with a performance period of one year or less may be designated as "Annual Incentive Awards." Such Incentive Awards shall be dependent on such additional or alternative conditions as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, cash amounts or the equivalent value in Shares or other Awards upon the completion of a specified period of service or the occurrence of an event (for clarity, the occurrence of termination events and change in control events may be specified as resulting in the deemed achievement of performance goals). Incentive Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Incentive Awards will be granted and the cash denominated amounts that may be earned, which may include the crediting of earnings during any period the Award remains outstanding following the attainment of the performance goals. Incentive Awards may be settled in cash, Shares or other Awards, provided that the Committee shall specify, as a term of the Award, the timing and other terms of any conversion of cash amounts earned or earnable under an Incentive Award into Shares or other Awards.

        (c)    Performance-Based Awards.    Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards and Incentive Awards granted under this Section 8 may be granted in a manner which is intended to be deductible by ISG under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital (xviii) return on assets and (xix) total stockholder return. The foregoing criteria may relate to ISG, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, may be applied on an absolute basis, may be relative to prior period performance and/or may be relative to performance of one or more peer group companies or indices, or any combination thereof, and may be based on audited or unaudited information, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may specify that performance goals will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other pre-specified financial items of income or expense for the performance period. Provided that the Committee has specified at least one performance goal under this Section 8(c) qualifying the Award as performance-based under Code Section 162(m), the Committee may specify other performance goals or criteria (whether or not listed in this Section 8(c) as a basis for its exercise of negative discretion with respect to the Award.

        (d)    Performance-Based Award Maximums; Determination of Achievement of Performance Goals; Reserved Discretion.    The maximum amount of Performance-Based Awards that may be earned during a calendar year by any Participant shall be: (x) with respect to Performance-Based Awards in the form of Other Stock-Based Awards (i.e., that are denominated in Shares), 500,000 Shares and (y) with respect to Performance-Based Awards in the form of Incentive Awards (i.e., that are not denominated in Shares), $5,000,000. For this purpose, the applicable limitation on a Performance-Based Award that may be earned over a period longer than one calendar year will be apportioned evenly over the number of full and partial years in the performance period. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee, except that in the case of share-denominated Performance-Based Awards with multi-year performance periods this discretion must be specifically reserved at the time of grant if the failure to do so would result in the accounting expense for such Award not being measured at the time of grant. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.     Adjustments Upon Certain Events

        Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a)    Generally.    In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, or in the event of any reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718), or any distribution to stockholders other than regular cash dividends, or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, in a manner it deems to be equitable (which may include, in its discretion, separate payments of cash or property, but with adjustment in all cases subject to Section 17 below), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such

  Awards, including performance goals specified on a per-share basis; provided, that, for the avoidance of doubt, in the case of the occurrence of an "equity restructuring" (within the meaning of the FASB ASC Topic 718), the Committee shall make an equitable adjustment to all outstanding awards to preserve without enlarging the value of the Award to the Participant.

          (b)    Change in Control.    In the event of a Change in Control after the Effective Date, (i) if determined by the Committee in the applicable Award agreement or otherwise at the time of the Change in Control, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse and/or performance restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse and/or performance restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Committee may (subject to Section 17 below), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least ten (10) business days prior to the Change in Control, such Options and Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

10.   No Right to Employment or Awards

        The granting of an Award under the Plan shall impose no obligation on ISG or any Affiliate to continue the Employment of a Participant and shall not lessen or affect ISG's or Affiliate's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of ISG and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.   Nontransferability of Awards

        Unless otherwise determined by the Committee, and subject to the limitation that in no circumstances may an Award be transferred to a third party by the Participant for consideration or value, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives, distributees or designated beneficiaries of the Participant.

13.   Amendments or Termination

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the stockholders of ISG, if such action would (except as is provided in Section 9 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, (b) without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) subject to Section 5, relating to repricing of Options or Stock Appreciation Rights, to permit such repricing without the approval of the stockholders of ISG; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to ISG or to Participants), and the Committee may otherwise amend the Plan where such action is within the scope of the Committee's authority under its Charter and subject to any stockholder approval or other requirement that would apply had such amendment been adopted by the Board.

        Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, ISG may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.   International Participants

        With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, ISG or an Affiliate.

15.   Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.   Effectiveness of the Plan

        The original effective date of this Plan was November 13, 2007; provided, however, that this Plan as amended and restated shall be effective on the date in 2014 on which the Company's stockholders approve the Plan (such date, the "Effective Date"). Before the Effective Date, the Compensation Committee may authorize the grant of Incentive Awards and take related actions contingent upon the approval of the amended and restated Plan by stockholders. The Committee's authority to grant new Awards under the Plan shall terminate on the fifth anniversary of the approval of the amendment to the Plan by stockholders in 2020, subject to earlier termination by the Board pursuant to Section 13.

17.   Section 409A Delay of Payment

        Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, ISG will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code which, with respect to any Participant that is a "specified employee" within the meaning of Section 409A of the Code, will be no earlier than the first day following six months after termination of Employment (other than due to death), if such payment is payable in respect of such termination. ISG shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither ISG, the Committee nor any of ISG's employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

Appendix B

INFORMATION SERVICES GROUP, INC.
AMENDED AND RESTATED
2007 EMPLOYEE STOCK PURCHASE PLAN
(as amended by the 2020 amendment)

        The following constitute the provisions of the Amended and Restated 2007 Employee Stock Purchase Plan of Information Services Group, Inc.

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. The Company intends that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

        (a)   "Applicable Law" means the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate and securities laws, U.S. federal securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

        (b)   "Beneficial Owner" means a "beneficial owner", as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

        (c)   "Board" means the board of directors of the Company.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (e)   "Committee" means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

        (f)    "Common Stock" means the common stock of the Company, par value $0.001 per Share, or any securities into which such stock may be converted.

        (g)   "Company" means Information Services Group, Inc., a Delaware corporation.

        (h)   "Compensation" means base cash compensation and commissions earned by an Employee from the Company or a Designated Subsidiary, but excluding overtime, shift differentials, bonuses, incentive compensation, relocation, expense reimbursements, tuition and other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary, and other forms of extraordinary compensation. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

        (i)    "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Committee, provided that such leave is for a period of not more than three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract (including Company policy) or statute; or (iv) transfers between the Company and its Designated Subsidiaries.

        (j)    "Contributions" means all amounts credited to the account of a Participant pursuant to the Plan.

        (k)   "Change in Control" means the occurrence of any of the following events:

            (i)  the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any "person" or "group" (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act or any successor sections thereto) other than the Permitted Holders;

           (ii)  any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

          (iii)  a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") involving the Company, unless securities representing 66 2/3% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction; or

          (iv)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

        (l)    "Designated Subsidiary" means a Subsidiary that has been designated by the Committee in its sole discretion, from time to time, as eligible to participate in the Plan with respect to its Employees.

        (m)  "Effective Date" means the date in ~~2014~~ 2020 that the stockholders of the Company approve the Plan.

        (n)   "Employee" means any person, including an Officer, who is an employee of the Company or one of its Designated Subsidiaries for tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries; provided, however, that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed thirty (30) days) prior to an Offering Date in order to be eligible to participate in the Offering Period beginning on that Offering Date.

        (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (p)   "Fair Market Value" means, as of a given date, (x) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading; and (y) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

        (q)   "Offering Date" means the first Trading Day of each Offering Period of the Plan.

        (r)   "Offering Period" means a period of time established by the Committee from time to time not to exceed twelve (12) months. The Offering Period may be evidenced by such documents as may be determined by the Committee in its sole discretion.

        (s)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (t)    "Participant" shall mean an Employee who is eligible to, and elects to, be a participant in the Plan as provided in Section 5 and whose participation has not terminated in accordance with the terms of the Plan; provided however, that an Employee shall not be eligible to be a Participant in the Plan if, immediately after the grant of an option under the Plan, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

        (u)   "Permitted Holder" means any and all of an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other "person" (as such term is defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act or any successor sections thereto) of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

        (v)   "Plan" means this Information Services Group, Inc. Amended and Restated 2007 Employee Stock Purchase Plan.

        (w)  "Purchase Date" means the last Trading Day of each Offering Period of the Plan, or such earlier date as determined by the Committee in its sole discretion.

        (x)   "Purchase Price" means, with respect to an Offering Period, an amount equal to a percentage (not less than 90%) established by the Committee (the "Designated Percentage") of the Fair Market Value of a Share on the Purchase Date, as adjusted by the Committee pursuant to Section 18 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Offering Period.

        (y)   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        (z)   "Share" means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

        (aa) "Subsidiary" means any entity treated as a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, within the meaning of Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        (bb) "Trading Day" shall mean a day on which U.S. national stock exchanges are open for trading and the Common Stock is being publicly traded on one or more of such markets.

        3.    Eligibility.

        (a)   Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of this Section 3, Section 5(a) and the limitations imposed by Section 423(b) of the Code.

        (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option would permit his or her rights to purchase Common Stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair

Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        (c)   All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Section 423(b)(5) of the Code; provided that individuals participations in a sub-plan adopted pursuant to Section 24 which is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in the Plan as established to qualify under Section 423 of the Code.

        4.    Offering Periods.    The Plan shall be implemented by a series of Offering Periods of approximately three (3) months' duration. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future Offering Periods if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected, subject to compliance with Applicable Laws.

        5.    Participation.

        (a)   An eligible Employee may become a Participant in the Plan by completing a subscription agreement and any other required documents (all such documents, the "Enrollment Documents") provided by the Company and submitting them to the Company or, as applicable, the stock brokerage or other financial services firm designated by the Company (the "Designated Broker") within the period set by the Committee with respect to a given Offering Period. The Enrollment Documents and their submission may be electronic, as directed by the Company.

        (b)   Payroll deductions shall commence on the date of the first paycheck paid on or after the Offering Date and shall end on the date of the last paycheck paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the Participant as provided in Section 10.

        (c)   Once an eligible Employee becomes a Participant in the Plan, he or she will automatically participate in all subsequent Offering Periods at the same Contribution rate, unless he or she (i) submits new Enrollment Documents or (ii) withdraws from participation in the Plan as provided in Section 10.

        6.    Method of Payment of Contributions.

        (a)   A Participant shall elect to have payroll deductions made on each payday during the Offering Period at the rate of any whole percentage of the Participant's Compensation not less than one percent (1%) and not more than ten percent (10%) (or such greater percentage as the Committee may establish from time to time before an Offering Date). All Contributions made by a Participant will be credited to a bookkeeping account in his or her name under the Plan. A Participant may not make any additional payments into the Plan. Notwithstanding the foregoing, in locations in which Applicable Law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee, and such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

        (b)   The Committee may establish rules pertaining to the changes to the rate of a Participant's Contributions, limiting the frequency with which Participants may change his or her rate of participation, the timing of the elections for such changes, and whether or not changes may effectuate an increase in Contributions or only a decrease in Contributions. A Participant may change his or her rate of Contributions with respect to current or future Offering Periods by filing new Enrollment Documents at such times and on such terms as specified by the Committee.

        (c)   To the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions may be decreased by the Company to 0% during any Offering Period scheduled to end during the current calendar year. Payroll deductions shall re-commence at the rate provided in such Participant's then-effective Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year. In addition, a Participant's payroll deductions may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary payroll contributions as a result of application of the maximum share limit set forth in Section 8, in which case payroll deductions shall re-commence at the rate provided in such Participant's then-effective Enrollment Documents at the beginning of the next Offering Period.

        7.    Grant of Option.    On the Offering Date of each Offering Period, each eligible Employee shall be granted an option to purchase on each Purchase Date a number of Shares determined by dividing the accumulated Contributions credited to the Participant's account as of the Purchase Date by the applicable Purchase Price. An option will expire upon the earliest to occur of (i) the failure of a newly eligible Employee to complete and submit the Enrollment Documents by the date determined by the Committee with respect to that Offering Period, (ii) the termination of a Participant's participation in the Plan, (iii) the exercise of the option on the Purchase Date or (iv) the termination of the Offering Period or the Plan as provided in the Plan.

        8.    Exercise of Option.

        (a)   Unless a Participant withdraws from the Plan as provided in Section 10, and except as otherwise provided in Sections 7, 18, 19 or 21, the Participant's option for the purchase of Shares will be exercised automatically on the Purchase Date of the Offering Period for the purchase of that number of whole Shares that can be purchased under the option with the accumulated Contributions credited to the Participant's account at the applicable Purchase Price. Notwithstanding the foregoing, and in addition to any other limitations set forth in the Plan and under Applicable Law, no Participant shall be granted an option under the Plan if such option would permit his or her rights to purchase Common Stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in each case subject to any adjustment pursuant to Section 18 below. The Company shall retain the full amount of Contributions used to purchase Common Stock as payment for the Common Stock.

        (b)   For tax purposes, the Shares purchased upon exercise of an option hereunder shall be deemed to be sold to the Participant on the Purchase Date. The Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance or other payroll deductions as required by Applicable Law. Each Participant is responsible for the payment of all individual tax liabilities arising under the Plan, including with respect to the sale or other disposition of Shares acquired under the Plan.

        9.    Delivery.

        (a)   The Company will deliver Shares purchased under the Plan (or a record thereof) as promptly as possible. The Committee may permit or require that Shares purchased under the Plan be deposited directly with the Designated Broker, and the Committee may utilize electronic or automated methods of Share transfer; provided, however, the Participant's Shares shall be subject to a transfer restriction during the six month period immediately following the Purchase Date. The Committee may require that Shares be retained with the Designated Broker for a designated period of time and/or may establish other procedures to permit tracking of "disqualifying dispositions" of such Shares. A "disqualifying disposition" is any sale or other disposition which is made within two years after the Offering Date or within one year after the Purchase Date. A "qualifying disposition" will occur if the sale or other disposition of the Shares is made after the Shares have been held for more than two years after the Offering Date and more than one year after the Purchase Date. Participants are urged to consult their personal tax advisors regarding the specific U.S. federal, state, local and foreign income and other tax consequences applicable to dispositions.

        (b)   The Committee may in its discretion direct the Company to retain in a Participant's account for the subsequent Offering Period any payroll deductions which are not sufficient to purchase a whole Share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant's account after a Purchase Date shall be returned to the Participant.

        (c)   No Participant shall have any voting, dividend, or other stockholder rights with respect to Shares subject to any option granted under the Plan until the Shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

        10.    Voluntary Withdrawal; Termination of Employment.

        (a)   A Participant may terminate his or her participation in the Plan and withdraw all of the Contributions credited to his or her account under the Plan prior to a Purchase Date by submitting a completed "Notice of Withdrawal" form to the Company (or, as applicable, the Designated Broker). As soon as practicable following the Company's receipt of the Notice of Withdrawal, all of the Participant's Contributions credited to his or her account will be returned without any interest thereon, and no further Contributions for the purchase of Shares will be made during the Offering Period. The Committee may establish rules (i) pertaining to the timing of withdrawals, (ii) limiting the frequency with which Participants may withdraw and re-enroll and (iii) imposing a waiting period on Participants wishing to re-enroll following withdrawal.

        (b)   Upon termination of the Participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

        (c)   The Committee may establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company and its Designated Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

        11.    Interest.    No interest shall accrue on the Contributions of a Participant in the Plan.

        12.    Stock.

        (a)   Subject to adjustment as provided in Section 18, the maximum number of Shares that may be made available for sale and which may be issued under the Plan shall be ~~2,400,000~~ 3,600,000 Shares.(1) The Shares may consist, in whole or in part, of unissued Shares, treasury Shares, or Shares purchased by the Company on the open market. The issuance of Shares pursuant to the Plan shall reduce the total number of Shares that may be made available for sale and which may be issued under the Plan.

        (b)   If the Committee determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (1) the number of Shares that were available for sale under the Plan as of the Offering Date, or (2) the number of Shares available for sale under the Plan with respect to that Offering Period, the Committee may in its sole discretion provide for a pro rata allocation of the Shares available for purchase in that Offering Period in as uniform a manner

(1)
The effect of the 2014 amendment to this share reservation (effective at the Effective Date) was to add 1,200,000 shares. The effect of the 2020 amendment to this share reservation, effective April 30, 2020, is to add 1,200,000 shares.

as shall be practicable and equitable among all Participants in that Offering Period and either (i) continue the Plan or (ii) terminate the Plan pursuant to Section 19 below.

        13.    Administration.

        (a)   The Committee will have the authority and responsibility for the day-to-day administration of the Plan as well as the authority and responsibility specifically provided in this Plan, in addition to any other duties, responsibilities and authority delegated to the Committee by the Board. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to (i) adopt, amend and rescind any Plan rules which it deems desirable and appropriate for the proper administration of the Plan, (ii) construe and interpret the provisions of the Plan, (iii) supervise the administration of the Plan, (iv) make factual determinations relevant to Plan entitlements and (v) take all other actions in connection with administration of the Plan as it deems necessary or advisable, consistent with any delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all Participants.

        (b)   Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the timing of future Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

        14.    Designation of Beneficiary.    The Committee may establish rules pertaining to the designation by the Participant of a beneficiary who is to receive any Shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering Period.

        15.    Transferability.    During his or her lifetime, a Participant's option to purchase Shares hereunder is exercisable only by him or her. Neither Contributions credited to a Participant's account nor any rights with regard to the exercise of an option or the receipt of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.

        16.    Use of Funds.    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

        17.    Reports.    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be provided to Participants by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

        18.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)    Adjustment.    Subject to any required action by the stockholders of the Company, in the event of any change in the Common Stock subject to the Plan or subject to or underlying any outstanding option, by reason of any stock dividend, stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of Shares or other corporate exchange, or any distribution or dividend to stockholders of Common Stock (whether paid in cash or otherwise) or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable to (i) the number and kind of Shares or other securities that have been authorized for issuance under the Plan but have not yet been placed under option, including the number of Shares set forth in Section 12(a) above, (ii) the maximum number of Shares that may be purchased by a Participant and/or by all Participants in an Offering Period as set forth in Section 8, (iii) the number and kind of Shares or other securities covered by each option under the Plan that has not yet been exercised, (iv) the Purchase Price per Share covered by each option under the Plan that has not yet been exercised and (v) any other affected terms of the Plan or any outstanding option. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

          (b)    Corporate Transactions.    In addition to the provisions of Section 18(a) above:

            (i)  In the event of a dissolution or liquidation of the Company, and unless otherwise provided by the Board, (x) any Offering Period then in progress, and any options outstanding thereunder will terminate prior to the consummation of such transaction and (y) all Contributions will be refunded to the Participants.

           (ii)  In the event of a Change in Control, the Board may provide, in its sole discretion, for any of the following: (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such Change in Control shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and all Contributions will be refunded to the Participants, and/or (4) all outstanding options shall continue unchanged.

        19.    Amendment or Termination.    The Board may, at any time and for any reason, terminate, suspend or amend the Plan; provided, however, that no such actions may adversely affect outstanding options except as provided in Section 18 and this Section 19. Notwithstanding the foregoing, the Board may terminate or suspend the Plan and/or an on-going Offering Period if the Board determines that such action is in the best interests of the Company and the stockholders. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the Contributions credited to Participants' accounts to such Participants or (ii) set an earlier Purchase Date with respect to an Offering Period then in progress. The Company shall obtain stockholder approval of any amendments or terminations in such a manner and to such a degree as required by Applicable Law.

        20.    Notices.    All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. In connection with the granting or exercise of an option, the Company may require a Participant to make such representations and warranties which, in the opinion of counsel for the Company, are required by Applicable Law.

        22.    Term of Plan; Effective Date.    This Plan shall be effective on the Effective Date. It shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 19.

        23.    Additional Restrictions of Rule 16b-3.    The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        24.    Rules for Foreign Jurisdictions.    The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of Applicable Laws. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Committee may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

        25.    No Enlargement of Rights.    Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

        26.    Lock-Up.    By electing to participate in the Plan, the Participant agrees that the Company (or a representative of the underwriter(s)) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, require that the Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Participant (including but not limited to any Shares purchased under the Plan), for a period of time specified by the underwriter(s) following the effective date of the registration statement of the Company filed under the Securities Act. The Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to Shares of Common Stock until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

        27.    Governing Law.    This Plan shall be governed by applicable laws of the State of Delaware without regard to conflict of laws.

If you would like to reduce the costs incurred by our company in mailing proxy materials, and then follow the instructions. John Sample 234567 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR ALL of the following: nominee(s) on the line below. 0 0 0 1. To elect as Directors of Information Services Group, Inc. to serve for a three-year term, the nominees listed below: Nominees 01 Neil G. Budnick 02 Gerald S. Hobbs The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For 0 Against 0 Abstain 0 ForAgainst Abstain 0 0 0 2. To ratify the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. 5. To approve an amendment to the Company's Employee Stock Purchase Plan primarily to increase the number of shares of common stock available for issuance under that plan by 1,200,000 shares. NOTE: The proxies are hereby authorized to vote in 0 0 0 3. To approve, in a non-binding advisory vote, the compensation paid to the Company's named executive officers. their discretion upon such other business as may properly come before the meeting or any adjournment thereof. 0 0 0 4. To approve an amendment to the Company's Amended and Restated 2007 Equity and Incentive Award Plan (the "Plan") primarily to increase Investor Address Line 2 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000445613_1 R1.0.1.18 the number of shares of common stock available for issuance under the Plan by 5,500,000. Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 29, 2020 for shares held directly and by 11:59 P.M. Eastern Time on April 27, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 29, 2020 for shares held directly and by 11:59 P.M. Eastern Time on April 27, 2020 for shares held in a Plan. Have your proxy card in hand when you call 234567 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 INFORMATION SERVICES GROUP, INC. ATTN: DAVID BERGER 2187 ATLANTIC STREET 8TH FLOOR STAMFORD, CT 06902 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com INFORMATION SERVICES GROUP, INC. Annual Meeting of Stockholders April 30, 2020 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David E. Berger and Thomas S. Kucinski, or either of them, as proxies, each with the power to appoint his substitute, revoking any proxies previously given and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Information Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on April 30, 2020 at the offices of the Company, 2187 Atlantic Street, Stamford, Connecticut and any adjournment or postponement thereof. The stockholder(s) hereby further authorize(s) such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting of Stockholders and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted "For" the election of each of the nominees listed on the reverse side for the board of directors and "For" in proposals two, three, four and five. Please sign, date and return this proxy card promptly using the enclosed reply envelope. Continued and to be signed on reverse side 0000445613_2 R1.0.1.18